================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           HALTER MARINE GROUP, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                           HALTER MARINE GROUP, INC.
                            13085 INDUSTRIAL SEAWAY
                          GULFPORT, MISSISSIPPI 39503



                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON JULY 15, 1997



     Notice is hereby given that the Annual Meeting of Stockholders of Halter Marine Group, Inc. (the "Company"), a Delaware corporation, will be held at the Great Southern Club, One Hancock Plaza, Suite 1112, Gulfport, Mississippi 39501, on Tuesday, July 15, 1997, at 10:00 a.m., Central Daylight Saving Time, for the following purposes:

     (1) to elect two (2) directors to hold office until the Annual Meeting of Stockholders in the year 2000 and until their successors are elected and qualified;

     (2) to approve the Halter Marine Group, Inc. Amended and Restated 1996 Stock Option and Incentive Plan; and

     (3) to transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on May 30, 1997 will be entitled to notice of and to vote at the 1997 Annual Meeting or any adjournment thereof, notwithstanding the transfer of any stock on the books of the Company after such record date. A list of the stockholders will be open to the examination of any stockholder, for any purpose germane to the 1997 Annual Meeting, for a period of ten (10) days prior to the meeting at the Company's offices, 13085 Industrial Seaway, Gulfport, Mississippi 39503.

     You are requested to forward your proxy in order that you will be represented at the 1997 Annual Meeting, whether or not you expect to attend in person. Stockholders who attend the 1997 Annual Meeting may revoke their proxies and vote in person, if they so desire.

     A Proxy Statement, proxy card and a copy of the Annual Report on the Company's operations during the fiscal year ended March 31, 1997, accompany this Notice of Annual Meeting of Stockholders.


                                       By Order of the Board of Directors


                                              J. J. FRENCH, JR.
                                                 Secretary


June 16, 1997

                           HALTER MARINE GROUP, INC.
                            13085 INDUSTRIAL SEAWAY
                          GULFPORT, MISSISSIPPI 39503



                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON JULY 15, 1997


     This Proxy Statement is furnished to the stockholders of Halter Marine Group, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Stockholders of the Company to be held at the Great Southern Club, One Hancock Plaza, Suite 1112, Gulfport, Mississippi 39501, on Tuesday, July 15, 1997, at 10:00 a.m., Central Daylight Saving Time (the "1997 Annual Meeting"), or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

     This Proxy Statement and the enclosed form of proxy are being mailed to stockholders on or about June 16, 1997.

                             RIGHT TO REVOKE PROXY

     Any stockholder giving the proxy enclosed with this Proxy Statement has the power to revoke such proxy at any time prior to the exercise thereof by filing with the Company a written revocation at or prior to the 1997 Annual Meeting, by executing a proxy bearing a later date or by attending the 1997 Annual Meeting and voting in person the shares of stock that such stockholder is entitled to vote. Unless the persons named in the proxy are prevented from acting by circumstances beyond their control, the proxy will be voted at the 1997 Annual Meeting and at any adjournment thereof in the manner specified therein, or if not specified, the proxy will be voted:

     (1) FOR the election of the two (2) nominees listed under "Election of Directors" as nominees of the Company for election as directors to hold office until the Annual Meeting of Stockholders in the year 2000 and until their successors are elected and qualified;

     (2) FOR the approval of the Halter Marine Group, Inc. Amended and Restated 1996 Stock Option and Incentive Plan; and

     (3) At the discretion of the persons named in the enclosed form of proxy, on any other matter that may properly come before the 1997 Annual Meeting or any adjournment thereof.

           BY WHOM AND THE MANNER IN WHICH PROXY IS BEING SOLICITED

     The enclosed proxy is solicited by and on behalf of the Board of Directors of the Company. The expense of the solicitation of proxies for the 1997 Annual Meeting, including the cost of mailing, will be borne by the Company. To the extent necessary to assure sufficient representation at the 1997 Annual Meeting, officers and regular employees of the Company, at no additional compensation, may request the return of proxies personally, by telephone, facsimile or mail. The extent to which this will be necessary depends entirely upon how promptly proxies are received. Stockholders are urged to send in their proxies without delay. The Company will supply brokers, nominees, fiduciaries and other custodians with proxy materials to forward to beneficial owners of shares in connection with the request from the beneficial owners of authority to execute such proxies, and the Company will reimburse such brokers, nominees, fiduciaries and other custodians for their expenses in making such distribution. Management has no knowledge or information that any other person will specially engage any persons to solicit proxies.

                      VOTING SECURITIES AND STOCKHOLDERS

     The outstanding voting securities of the Company consist entirely of shares of Common Stock, $0.01 par value per share, each share of which entitles the holder thereof to one vote. The record date for the determination of the stockholders entitled to notice of and to vote at the 1997 Annual Meeting, or any adjournment thereof, has been established by the Board of Directors as of the close of business on May 30, 1997. At that date, there were outstanding and entitled to vote 18,450,000 shares of Common Stock.

     The presence, in person or by proxy, of the holders of record of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the 1997 Annual Meeting. If a quorum should not be present, the meeting may be adjourned from time to time until a quorum is obtained. A holder of Common Stock will be entitled to one vote per share on each matter properly brought before the meeting. Cumulative voting is not permitted in the election of directors.

     The proxy card provides space for a stockholder to withhold voting for any or all nominees for the Board of Directors or to abstain from voting for any proposal if the stockholder chooses to do so. The election of directors requires a plurality of the votes cast at the meeting. Each other matter to be submitted to the stockholders requires the affirmative vote of a majority of the votes cast at the meeting. For purposes of determining the number of votes cast with respect to any voting matter, only those cast 'for' or 'against' are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting.

     As of May 30, 1997, no person was known by the Company to own beneficially more than five percent (5%) of the outstanding shares of Common Stock of the Company.

     The following table shows the number of shares of Common Stock beneficially owned by each director or nominee, by the Company's Chief Executive Officer and the next four (4) most highly compensated executive officers of the Company serving at the close of the Company's most recent fiscal year and by all such directors, nominees and executive officers as a group, based upon information supplied by them:

                                 NUMBER OF SHARES
                                BENEFICIALLY OWNED              PERCENT OF
            NAME                AT APRIL 30, 1997(1)              CLASS
            ----                --------------------            ----------

     Vincent R. Almerico              1,371/(2)/                     *
     Wayne J. Bourgeois                 667/(2)/                     *
     Angus R. Cooper, II             10,000                          *
     John Dane, III                 147,266/(2)/                     *
     Burt H. Keenan                   1,000/(3)/                     *
     Kenneth W. Lewis                21,849                          *
     Sidney C. Mizell                 1,220/(2)/                     *
     Daniel J. Mortimer              68,888                          *
     Anil J. Raj                        321/(2)/                     *
     Rick S. Rees                    32,000                          *
     Directors and Executive
      Officers as a Group           288,179/(2)/                   1.6%

_________________
     *  Less than one percent (1%).

(1) Unless otherwise noted, all shares are owned directly and the owner has the right to vote the shares.

(2) Includes shares held beneficially under the Company's 401(k) plan. At April 18, 1997 (the latest date for which such information is available) the number of shares beneficially owned through the Company's 401(k) plan by Messrs. Almerico, Bourgeois, Dane, Mizell and Raj were 178, 91, 733, 437 and 321 shares, respectively, and by all officers as a group were 2,369 shares.

(3) Does not include 400 shares owned by Mr. Keenan's wife, as to which he disclaims any beneficial interest.

                        ITEM 1 - ELECTION OF DIRECTORS

     The Company's Restated Certificate of Incorporation and Bylaws provide that the Board of Directors is divided into three classes. Each year the stockholders are asked to elect the members of a class for a term of three years.

     At the 1997 Annual Meeting, two (2) directors are to be elected who will hold office until the Annual Meeting of Stockholders in the year 2000 and until their respective successors are duly elected and qualified. It is the intention of the persons named in the Company's proxy to vote for the election of each of the two (2) nominees listed below, unless authority is withheld. All of the nominees have consented to be named herein and to serve, if elected. If any of them should become unavailable, the persons named in the proxy will vote for the election of a substitute nominee designated by the Board of Directors, or the number of directors may be reduced accordingly.

     The following information has been provided by the respective nominees for election to the Board of Directors and the directors whose term continues.

     THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE ELECTION OF EACH OF THE TWO (2) NOMINEES TO THE BOARD OF DIRECTORS SET FORTH BELOW.

                                 1997 NOMINEES
--------------------------------------------------------------------------------

JOHN DANE, III, age 46. Director since 1996. Chairman, President and Chief Executive Officer of the Company. Prior thereto, Mr. Dane was from 1987 President of Halter Marine, Inc., a wholly owned subsidiary of the Company. In 1980 Mr. Dane founded Moss Point Marine, Inc., and in 1987 sold the company to Trinity Industries, Inc., at which time he became President of Halter Marine, Inc., then a subsidiary of Trinity Industries, Inc. He joined Halter Marine, Inc. in 1974 and worked in various capacities including Assistant to the Vice President of Production, Project Manager, and Facilities Manager. Mr. Dane graduated from Tulane University with a Ph.D in civil engineering in 1975.

--------------------------------------------------------------------------------

DANIEL J. MORTIMER, age 49. Director since April 1, 1997. Mr. Mortimer is President of Gulf Coast Industries, Inc., a holding company with interests in investments, commercial and residential real estate, heavy equipment, industrial development and light manufacturing. He formerly was Chairman and President of Gulf Coast Fabrication, Inc., a marine construction company which was acquired in 1994 by Halter Marine, Inc., of which he served as Senior Vice President until May of 1996. Mr. Mortimer serves on the Boards of many community and charitable organizations, including the Southern Development Association, the Gulf Coast Children Museum, Kids Voting Mississippi and is the current President of the Mississippi Coast Crime Commission. In 1991, he was appointed by Governor Mabus as the Governor's Appointee to the Job Training Partnership Act State Board of Directors. He is active in the Society of Naval Architects and Marine Engineers, American Welding Society and American Institute of Steel Construction.

--------------------------------------------------------------------------------

                             CONTINUING DIRECTORS

TERMS EXPIRING IN 1998

--------------------------------------------------------------------------------

KENNETH W. LEWIS, age 58. Director since 1996. Mr. Lewis was Senior Vice President and Chief Financial Officer of Trinity Industries, Inc. at the time of his retirement in January 1996 after 32 years of service. He is a director of McConway & Torley Corporation, a privately held manufacturer of products for the railcar industry, and a director of Lowndes Lambert US Holdings, Inc., which is owned principally by Lowndes Lambert Group Holdings PLC, an international broker conducting all classes of insurance and reinsurance brokering and risk management headquartered in London, England and having offices worldwide. His present term expires in 1998.

--------------------------------------------------------------------------------

RICK S. REES, age 44. Director since 1996. Mr. Rees is Executive Vice President, joining the Company in April 1997. Mr. Rees has been involved in the marine industry since obtaining his MBA from A. B. Freeman School of Business, Tulane University in 1975. Prior to joining the Company, Mr. Rees was President of Maritime Holdings, Inc., the parent company of Texas Drydock, Inc., a company with operations in the offshore rig construction, conversion and repair business. From 1989 to 1996, he was President of Maritime Capital Corporation, a marine finance company. From 1975 to 1983, he was with Halter Marine, Inc., an antecedent of Halter Marine Group, Inc., and served in several capacities, including Chief Financial Officer and a director of the Company. Mr. Rees is a certified public accountant. His present term expires in 1998.

--------------------------------------------------------------------------------

TERMS EXPIRING IN 1999

--------------------------------------------------------------------------------

ANGUS R. COOPER, II, age 55. Director since April 1, 1997. Mr. Cooper is Chairman and Chief Executive Officer of Cooper/T. Smith Corporation, a shipping service company headquartered in Mobile, Alabama which operates in 30 ports on the East, Gulf and West Coasts of the United States, plus operations in Brazil, Colombia, Mexico and Venezuela. He currently serves on the Board of Directors of the Federal Reserve Bank of Atlanta, New Orleans Branch, Whitney National Bank, Coast Guard Foundation, World Business Council and the Executive Hall of Fame. His present term expires in 1999.

--------------------------------------------------------------------------------

BURT H. KEENAN, age 57. Director since April 1, 1997. Mr. Keenan is Chairman and Chief Executive Officer of Independent Energy Holdings, a London listed United Kingdom corporation, that develops and markets electricity in the United Kingdom's deregulated electricity industry. He is a director of Telescan, a NASDAQ quoted company which conducts an interactive online information business. From 1969 to 1986, Mr. Keenan was the Chairman and Chief Executive Officer of Offshore Logistics, Inc., a NASDAQ listed marine and aviation oil and gas service company. Since 1987, he has been associated with Chaffe and Associates, Inc., an investment banking firm in New Orleans, Louisiana. Under the Carter and Reagan Administrations, Mr. Keenan was a member of the National Advisory Council on Oceans and Atmosphere, a United States Presidential Commission. His present term expires in 1999.


                         BOARD MEETINGS AND COMMITTEES

     The directors hold regular quarterly meetings, attend special meetings, as required, and spend such time on the affairs of the Company as their duties require. From the date of the filing of the Articles of Incorporation in Delaware on June 24, 1996 through the close of the Company's fiscal year ended March 31, 1997, the Board of Directors of the Company held eleven (11) meetings. All directors of the Company attended at least seventy-five percent (75%) of the meetings of the Board of Directors and the committees on which they served during the fiscal year ended March 31, 1997.

COMMITTEES

     The Board of Directors has established an Audit Committee, the current members of which are Messrs. K. W. Lewis, Chairman, Burt H. Keenan and Daniel J. Mortimer. The responsibilities and authorities of the Audit

Committee include: (1) to recommend to the Board of Directors the firm or persons to be employed by the Company as its independent auditors (subject to contractual obligations of the Company, if any, relating to the retention of independent auditors), (2) to consult with the independent auditors as to their plan of audit and to review non-audit services to be performed for the Company,
(3) to review and evaluate with the independent auditors the results of their audit, their audit report and any related management letter and the annual financial statements of the Company, (4) to review and evaluate with senior financial management of the Company and the independent auditors the appropriateness of and compliance with the Company's accounting policies, internal control systems, business practices and ethics policies, and financial record keeping and reporting procedures, and (5) to take such other actions as may be appropriate or as directed by the Board of Directors to assure that the financial information to be provided by the Company to its stockholders and others is reliable and the policies, systems of control and procedures established by management effectively safeguard the assets and other interests of the Company. The Audit Committee that existed prior to April 2, 1997, consisting of Messrs. Lewis and Rees, held no meetings.

     The Board of Directors also has established a Compensation Committee, the current members of which are Messrs. K. W. Lewis, Chairman, Angus R. Cooper, II and Burt H. Keenan. The responsibilities and authorities of the Compensation Committee include: (1) to determine the salaries, incentive compensation and other remuneration of the officers of the Company who are also directors, (2) to review the salaries, incentive compensation and other remuneration of all other executive officers of the Company, (3) to review the compensation policies and general guidelines being used to compensate employees of the Company who are not directors or executive officers, (4) to make grants and awards under the Company's 1996 Stock Option and Incentive Plan (the "Stock Option Plan"), (5) to grant contingent performance bonuses to officers and other key employees of the Company under the Stock Option Plan and the Company's Annual Incentive Compensation Plan in such amounts and subject to such terms and conditions, including conditions to vesting, as the Compensation Committee may deem appropriate, and (6) to take such other action as may be appropriate or as directed by the Board of Directors to assure that the compensation policies of the Company are reasonable and fair. The Compensation Committee, which until April 2, 1997 consisted of Messrs. Lewis and Rees, met three (3) times from June 24, 1996, the date of the filing of the Articles of Incorporation in Delaware, through March 31, 1997.

     The entire Board of Directors acts as a nominating committee.

COMPENSATION OF DIRECTORS

     Each director currently receives $750 for each director's meeting attended and reimbursement for reasonable out-of-pocket expenses incurred in connection with a meeting of the Board of Directors or any meeting of a committee of the Board of Directors. In addition, each director who is not a compensated officer or employee of the Company or its subsidiaries receives a fee of $20,000 per annum, payable in equal monthly installments, for serving as a director (and the Chairman of the Audit Committee and the Chairman of the Compensation Committee receive an additional $1,000 per year for serving in those capacities) and $750 for each Audit Committee or Compensation Committee meeting attended.

     When the Company was a wholly owned subsidiary of Trinity Industries, Inc., no director of the Company was paid a fee for serving as a director or for attending meetings of the Board of Directors or any committee. After the Company's public offering on September 26, 1996, the Company commenced paying the foregoing fees, except officers and employees of Trinity Industries, Inc. and its subsidiaries were paid only meeting fees. Messrs. K. W. Lewis and Rick S. Rees, who were the only directors who were neither officers of the Company nor of Trinity Industries, Inc. at the time of the initial public offering of the Company's Common Stock on September 26, 1996, also were granted pursuant to the Company's 1996 Stock Option Plan an option to purchase 5,000 shares of the Company's Common Stock at the initial public offering price of $11.00 per share.

                   EXECUTIVE COMPENSATION AND OTHER MATTERS

CASH COMPENSATION

     The following table sets forth information for the Company's fiscal year ended March 31, 1997, with regard to the compensation for their services to the Company and its subsidiaries in all capacities of the Chief Executive Officer and each of the other four (4) most highly compensated executive officers serving the Company at the close of the Company's most recently completed fiscal year. The Company, prior to its most recently completed fiscal year, was not a reporting company pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934.

====================================================================================================================================

                                                    Summary Compensation Table
====================================================================================================================================

                                                                                              Long Term
                                                                   Annual                    Compensation
                                                                 Compensation                   -----
                                                    ---------------------------------------     Stock
                                                                              Other             Option              All
            Name and                                                          Annual            Awards             Other
        Principal Position               Year       Salary    Bonus/(1)/   Compensation/(2)/    Shares/(3)/     Compensation/(4)/
------------------------------------------------------------------------------------------------------------------------------------

John Dane, III -  Chairman, President    1997      $ 491,667  $ 857,800       $ 134,947           100,000           $ 18,312
   & Chief Executive Officer
------------------------------------------------------------------------------------------------------------------------------------

Vincent R. Almerico - Senior Vice        1997      $ 160,667  $  60,000               -            11,000           $  6,519
   President
------------------------------------------------------------------------------------------------------------------------------------

Sidney C. Mizell - Senior Vice           1997      $ 135,054  $  50,000               -            11,000           $  8,335
   President
------------------------------------------------------------------------------------------------------------------------------------

Anil Raj - Senior Vice                   1997      $ 136,011  $  47,600               -            11,000           $  8,429
   President
------------------------------------------------------------------------------------------------------------------------------------

Wayne J. Bourgeois - Senior Vice         1997      $ 116,357  $  48,000               -            11,000           $  8,306
   President
====================================================================================================================================


(1) Annual incentive bonuses are paid only upon the achievement of a predetermined financial goal set for each executive at the beginning of the fiscal year. One half (50%) of the incentive bonus is paid within ninety
     (90) days after the close of the Company's fiscal year. The remaining 50% is paid in two equal annual installments in the succeeding years, provided the executive's employment with the Company has not been terminated prior to payment for any reason other than death, disability, retirement or a change of control of the Company. The amounts shown for bonus in the foregoing table include the deferred installments payable to the executive in succeeding years if still employed by the Company at that time and were, in fiscal 1997, $207,900 for Mr. Dane, and $20,000 for each Messrs. Almerico, Mizell, Raj and Bourgeois. This column also includes a one-time special bonus awarded by the Compensation

     Committee for the year to certain officers and employees, the amount of which was $442,000 for Mr. Dane, $20,00 for Mr. Almerico, $10,000 for Mr. Mizell, $7,600 for Mr. Raj and $8,000 for Mr. Bourgeois.

(2) An amount equal to ten percent (10%) of the salary and incentive bonus of Mr. Dane is set aside annually pursuant to a long term deferred compensation plan.

(3) Does not include the grant by Trinity Industries, Inc. of options on shares of its Common Stock that terminated unexercisable by reason of separation of employment before any vesting upon the distribution by Trinity Industries, Inc. to its stockholders on March 31, 1997 of all its shares of Common Stock of Halter Marine Group, Inc.

(4) All Other Compensation consists principally of the Company's part of the matching contribution under the Section 401(k) plan and automobile allowances.

1996 STOCK OPTION AND INCENTIVE PLAN

     The objectives of the 1996 Stock Option and Incentive Plan are to attract and retain key employees and directors of the Company, to encourage the sense of proprietorship of such persons and to stimulate the active interest of such persons in the development and financial success of the Company. These objectives are to be accomplished by making awards under the 1996 Stock Option and Incentive Plan and thereby providing participants with a proprietary interest in the growth and performance of the Company.

     The Compensation Committee of the Board of Directors determines the officers and key employees to whom options are granted, the type of options, the number of shares covered by such options and the option vesting schedule. In the case of incentive stock options, the Internal Revenue Code requires that the option exercise price must not be less than the fair market value of the stock at the time that the option is granted. Options become exercisable as set forth in the option agreements pursuant to which they are issued, but in no event are incentive stock options exercisable after the expiration of ten (10) years from the date of grant (or, in the case of an employee owning directly or indirectly more than ten percent (10%) of the total outstanding Common Stock, five (5) years from the date of grant). Regardless of any vesting schedule contained in an option agreement, the plan provides for the acceleration of vesting in certain events, including the optionee's death, disability or retirement, the dissolution or liquidation of the Company, certain reorganizations of the Company or the acquisition of fifty percent (50%) or more of the Company's outstanding Common Stock as a result of a tender or exchange offer other than by the Company. The terms of the plan currently provide that all rights to exercise an option terminate immediately upon an employee's discharge for cause, ten (10) days after an employee's resignation, three (3) months after an employee's disability, twelve (12) months after an employee's death and three
(3) years (or three (3) months in case of incentive stock options) after the employee's retirement. All stock appreciation rights and limited stock appreciation rights, if any, terminate immediately upon cessation of employment, regardless of the reason for such cessation. One of the amendments made by the Amended and Restated 1996 Stock Option and Incentive Plan provides that if the terms of a non-qualified option prohibit its exercise before the expiration of a specified period of time and if the optionee ceases to be an officer, director or employee for any reason other than discharge for cause, then the vested portion of the option will not terminate until three months after the expiration of the period during which the exercise of the option is prohibited.

     Recipients of options may pay the option exercise price in cash or by delivering to the Company shares of the Company's Common Stock already owned by the optionee having a fair market value equal to the option exercise price.
When the optionee surrenders stock already owned by him in payment of the exercise price, the optionee will be granted, except in limited instances, a new option on shares equal in number to those surrendered at an option exercise price that is the fair market value of the Company's Common Stock on the date of the new grant and exercisable no earlier than six (6) months after the date of such new grant. An optionee also may elect to satisfy the income tax withholding requirement upon the exercise of a nonincentive stock option either by payment of the amount of such withholding obligation in cash or through the retention by the Company of a number of shares of Common Stock out of the shares being purchased with a fair market value equal to the amount of the withholding obligation, but no new option is awarded for the shares retained to satisfy the employee's income tax withholding requirement.

     The provisions of the 1996 Plan may be modified or amended at any time or from time to time by the Board of Directors; provided, however, no option at any time outstanding may be impaired or canceled without the consent of the holder thereof, and no amendment can increase the maximum number of shares subject to the plan, reduce the option exercise price of shares contrary to the provisions of the plan or materially modify the requirements as to eligibility for participation in the plan, without stockholder approval. The stockholders at this annual meeting will be presented with a proposal to approve the Amended and Restated 1996 Stock Option and Incentive Plan. One of the amendments will increase the maximum number of shares subject to the plan from one million four hundred thousand (1,400,000) shares to two million four hundred thousand (2,400,000) shares. Other amendments would limit the maximum number of shares for which stock options and stock appreciation rights may be awarded to any eligible person in any fiscal year of the Company to one million (1,000,000) shares and would require that the exercise price to be paid upon the exercise of stock options be not less than fair market value per share of the Company's Common Stock on the date of the grant.


     The following table contains information concerning the grant of stock options with respect to fiscal 1997 each of the executives named in the Summary Compensation Table.

====================================================================================================================================

                                                 OPTION GRANTS IN LAST FISCAL YEAR
====================================================================================================================================

                                                                                                     Potential Realizable Value
                                                                                                          at Assumed Annual
                                                                                                        Rates of Stock Price
                              Individual Grants                                                     Appreciation For Option Term
------------------------------------------------------------------------------------------------------------------------------------
                                     Percent of
                                       Total
                                      Options
                                     Granted to        Exercise       Market
                                    Employees in       or Base        Price on                          At 5%         At 10%
                          Options      Fiscal           Price         Date of      Expiration           Annual        Annual
   Name                   Granted       Year            ($/Sh)        Grant           Date              Growth        Growth
   ----                   -------   ------------       --------       --------     ----------           ------        ------
John Dane, III         100,000          40.0%          $ 11.00        $ 11.00       09/25/06          $ 691,785    $ 1,753,117
------------------------------------------------------------------------------------------------------------------------------------

Vincent R. Almerico     11,000           4.4%          $ 11.00        $ 11.00       09/25/06          $  76,096    $   192,843
------------------------------------------------------------------------------------------------------------------------------------

Sidney C. Mizell        11,000           4.4%          $ 11.00        $ 11.00       09/25/06          $  76,096    $   192,843
------------------------------------------------------------------------------------------------------------------------------------

Anil Raj                11,000           4.4%          $ 11.00        $ 11.00       09/25/06          $  76,096    $   192,843
------------------------------------------------------------------------------------------------------------------------------------

Wayne J. Bourgeois      11,000           4.4%          $ 11.00        $ 11.00       09/25/06          $  76,096    $   192,843
====================================================================================================================================


(1) The stock options shown in the table were granted pursuant to the Company's 1996 Stock Option and Incentive Plan. The Company has not granted any stock appreciation rights but the Company's stock option agreements provide that the option may be surrendered for cash for the difference between the then market value of the shares and the option exercise price within thirty
     (30) days after the acquisition of fifty percent (50%) of the Company's Common Stock pursuant to a tender or exchange offer other than one made by the Company.

     The table below sets forth information concerning each exercise of stock options by each of the named executive officers during the most recently completed fiscal year and the number of exercisable and unexercisable stock options held by them and the fiscal year-end value of the exercisable and unexercisable options.

================================================================================
   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES
================================================================================
                                                                  Value of
                                               Number of         Unexercised
                                              Unexercised        in-the-Money
                                           Options at Fiscal  Options at Fiscal
                     Shares                    Year-End           Year-End
                    Acquired               -----------------  ------------------
                       on        Value       Exercisable/       Exercisable/
   Name             Exercise    Realized     Unexercisable      Unexercisable
--------------------------------------------------------------------------------
John Dane, III         -            -                -0-         $      -0-
                                                100,000          $ 487,500
--------------------------------------------------------------------------------
Vincent R. Almerico    -            -                -0-         $      -0-
                                                 11,000          $  53,625
--------------------------------------------------------------------------------
Sidney C. Mizell       -            -                -0-         $      -0-
                                                 11,000          $  53,625
--------------------------------------------------------------------------------
Anil Raj               -            -                -0-         $      -0-
                                                 11,000          $  53,625
--------------------------------------------------------------------------------
Wayne J. Bourgeois     -            -                -0-         $      -0-
                                                 11,000          $  53,625
================================================================================

RETIREMENT PLANS

     Pension Plan. The Company has a noncontributory, defined benefit retirement and death benefit plan which is available to all eligible employees who have completed specified periods of employment. The pension plan is not available to employees covered by a collective bargaining agreement, unless that agreement provides that the employees will be eligible, to leased employees, to project status employees or to certain other designated employees. The benefits of the plans are funded by periodic contributions to retirement trusts that invest the Company's contributions and earnings thereon in order to pay the benefits to the employees. The plans provide for the payment of monthly retirement benefits determined under a calculation based on credited years of service and a percentage of average monthly compensation over a five consecutive year period. The Company's pension plan provides for vesting upon the participant's normal retirement at age 65 or, if later, the fifth anniversary of the date the participant's employment commenced. Retirement benefits are paid to participants upon normal retirement at age 65 or, in case the participant remains in the employ of the Company, upon his later retirement, or in case of early retirement, upon early retirement. A participant is one hundred percent vested after five (5) or more years of service but forfeits his benefits in case of a severance from service before five (5) years except upon death or actual retirement. The plan also provides for the payment of certain benefits upon the death of a vested participant.

     Benefits that may be provided under the Company's pension plan are limited under Internal Revenue Code Section 401(a)17. The maximum amount of compensation that can be taken into account under the pension plan for all purposes, including the determination of benefits payable to a participant, is $150,000. Internal Revenue Code Section 415 limits the maximum annual pension payable to a participant who retires at age 65 to $120,000. The maximum benefit is reduced actuarially in the case of retirement at an earlier age and is scheduled to increase with the cost of living for years after 1996.

     Supplemental Pension Plan. The Company was a participating employer in the Trinity Industries, Inc. Supplemental Retirement Plan (the "Supplemental Retirement Plan"). This is a nonqualified, deferred compensation plan that provides benefits to a select group of management or highly compensated employees equal to the amount that the participants would have received under the qualified pension plan in which they participate but for the limitations of
Section 401(a)(17) and Section 415 of the Internal Revenue Code. A participant is entitled to benefits upon his retirement. Effective January 1, 1997, the Company's employees ceased to participate in the pension plan for the employees of Trinity Industries, Inc. and its affiliates and the Company's employees became participants in a similar pension plan established by the Company for its employees. The Company has assumed the obligation to provide benefits under the Supplemental Retirement Plan to the employees of the Company. All benefits under this supplemental pension obligation will be paid out of the general assets of the Company.

     The following table reflects the estimated aggregate annual benefits, computed on the basis of a monthly benefit payable for life to a fully vested executive officer of the Company upon normal retirement at age 65 after 15, 20, 25, 30 and 35 credited years of service with the Company or its predecessor at the annual remuneration levels set forth in the table.

================================================================================
                              PENSION PLAN TABLE
================================================================================
   Annual Remuneration                    Years of Service
--------------------------------------------------------------------------------
                           15          20         25         30         35
--------------------------------------------------------------------------------
      $  125,000        $ 14,063    $ 18,750   $ 23,438   $ 28,125   $ 32,813
--------------------------------------------------------------------------------
      $  150,000        $ 16,875    $ 22,500   $ 28,125   $ 33,750   $ 39,375
--------------------------------------------------------------------------------
      $  175,000        $ 19,688    $ 26,250   $ 32,813   $ 39,375   $ 45,938
--------------------------------------------------------------------------------
      $  200,000        $ 22,500    $ 30,000   $ 37,500   $ 45,000   $ 52,500
--------------------------------------------------------------------------------
      $  250,000        $ 28,125    $ 37,500   $ 46,875   $ 56,250   $ 67,625
--------------------------------------------------------------------------------
      $  300,000        $ 33,750    $ 45,000   $ 56,250   $ 67,500   $ 78,750
--------------------------------------------------------------------------------
      $  400,000        $ 45,000    $ 60,000   $ 75,000   $ 90,000   $105,000
--------------------------------------------------------------------------------
      $  500,000        $ 56,250    $ 75,000   $ 93,750   $112,500   $131,250
--------------------------------------------------------------------------------
      $  750,000        $ 84,375    $112,500   $140,625   $168,750   $196,875
--------------------------------------------------------------------------------
      $1,000,000        $112,500    $150,000   $187,500   $225,000   $262,500
--------------------------------------------------------------------------------
      $1,250,000        $140,625    $187,500   $234,375   $281,250   $328,125
--------------------------------------------------------------------------------
      $1,500,000        $168,750    $225,000   $281,250   $337,500   $393,750
===============================================================================

     The compensation of the Company's executive officers covered by the Company's pension plan is the same as the salary and bonus reported earlier in the Summary Compensation Table. The annual benefits shown are not subject to any deduction for Social Security benefits or other offset amounts. The executive officers named in the Summary Compensation Table above have credited years of service as follows: Mr. Dane has 10 years; Mr. Almerico has 10 years; Mr. Mizell has 9 years; Mr. Raj has 10 years; and Mr. Bourgeois has 19 years.

     Section 401(k) Plan. The Company maintains a Section 401(k) plan that permits employees to elect to contribute not less that two percent (2%) nor more than fifteen percent (15%) of their compensation to a trust to pay future retirement benefits (subject to the maximum limit on the amount of compensation permitted by the Code to be deferred for this purpose, which in 1996 was $9,500). The Company, in its discretion for each plan year, makes monthly contributions to the plan . The Company currently matches fifty percent (50%) of the lesser of (i) the amount of the employee's contribution or (ii) six percent (6%) of the employee's compensation. Participants are 100% vested in the salary reduction contributions made by them, and vest in the employer contributions over a four (4) year period at the rate of twenty-five percent (25%) per year or upon normal retirement, death or disability.

     Supplemental Section 401(k) Plan. The Company was also a participating employer in the Supplemental Profit Sharing Plan for Employees of Trinity Industries, Inc. and Certain Affiliates. Under that nonqualified deferred compensation plan, certain highly compensated employees are permitted to defer compensation, and the employer company credits to an account for each such employee who elects to defer compensation under that plan an amount that is coordinated with the contributions on behalf of such employee to the plan and the limitations under Sections 402(g) and 401(a)(17) of the Internal Revenue Code. Assets intended to pay benefits under the plan are maintained in the Supplemental Profit Sharing Trust for Employees of Trinity Industries, Inc. and Certain Affiliates. Effective January 1, 1997, employees of the Company ceased to participate in the Supplemental Profit Sharing Plan for Trinity Industries, Inc. and Certain Affiliates and the Company assumed an obligation to provide similar benefits to the Company's employees. The assets attributable to benefits accumulated for the Company's employees have been transferred from Trinity's grantor trust to a separate grantor trust established by the Company. The Company's Supplemental Section 401(k) Plan is like the Company's Section 401(k) Plan described above but, unlike the contributions by the Company to the trust created pursuant to the Company's Section 401(k) Plan (which are deductible by the Company when paid to the trust), the contributions of the Company to the trust established under the Supplemental Section 401(k) Plan are not deductible by the Company for federal income tax purposes until amounts are paid out by the trust. Further, the assets of the trust are considered part of the general assets of the Company that can be attached by its creditors.

CHANGE OF CONTROL AGREEMENTS

     The Company has entered into agreements (the "Change of Control Agreements") with each of the executive officers named in the Summary Compensation Table and others to provide certain severance benefits to them in the event of a termination of employment following a change of control (as defined in the Change of Control Agreements) of the Company. Each Change of Control Agreement provides that, following a change of control of the Company, if the Company terminates the executive's employment other than as a result of the executive's death, disability or retirement, or for cause (as defined in the Change of Control Agreements), or if the executive terminates his employment for good reason (as defined in the Change of Control Agreements), then the Company will pay to such executive a lump sum equal to three (3) times the amount of the executive's base salary and bonus paid by the Company and its subsidiaries to the executive during the twelve (12) months prior to termination or, if higher, the twelve (12) months prior to the change of control.

     The severance benefits provided by the agreements also include certain fringe benefits to which each executive would have been entitled if the executive had remained in the employment of the Company and a supplemental benefit based on the Company's pension plan, which benefit is payable in a series of cash payments.

     The Change of Control Agreements further provide that if any payment to which the executive is entitled would be subject to the excise tax imposed by
Section 4999 of the Internal Revenue Code, then the Company will pay to the executive an additional amount so that the net amount retained by the executive is equal to the amount that otherwise would be payable to the executive if no such excise tax had been imposed.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The following report is submitted by the Compensation Committee for inclusion in this proxy statement pursuant to the rules of the Securities and Exchange Commission with respect to Executive Compensation:

     The Compensation Committee (the "Committee"), subject to direction from the Board of Directors, determines the general compensation policies of the Company, determines the compensation to be paid to certain elected officers and certain other persons in senior management positions and administers the Company's 1996 Stock Option and Incentive Plan (the "1996 Plan"). The Committee is composed of three independent, non-employee directors.

     Prior to the Company's initial public offering on September 26, 1996, the Company was a wholly owned subsidiary of Trinity Industries, Inc. ("Trinity"). Until that time, all compensation policies were determined by Trinity. After the initial public offering and until the close of the Company's fiscal year on March 31, 1997, Trinity continued to own more than eighty percent (80%) of the outstanding stock of the Company. The Company's Board of Directors on September 22, 1996 appointed a Compensation Committee composed of Messrs. K. W. Lewis and Rick S. Rees, being the two directors who were not employees of either the Company or Trinity, and, subject to the approval of the Chairman and Chief Executive Officer of Trinity, they determined compensation policies. Never-the-less, the compensation policies in effect during most of fiscal 1997 were a continuation of Trinity's policies and philosophies. Thus, while this report will address compensation for fiscal 1997, this report is more prospective and forward looking than is typical for compensation committee reports.

Philosophy of Compensation

     The objectives of the Company's compensation policies are (i) to attract and retain the best possible executive talent, (ii) to motivate executives to achieve the Company's goals, (iii) to link the executive and stockholder interests through performance rewards, and (iv) to provide a compensation that appropriately recognizes individual and corporate contributions. The Committee's compensation programs are designed to make a substantial component of each executives' potential compensation dependent upon improving the profitability of the Company. The Committee will do this by providing incentives to achieve short-term and long-term objectives and by rewarding exceptional performance and accomplishments.

Types of Compensation

     The Company provides two main types of compensation:

     (1) Annual compensation, consisting generally of a base salary and an incentive bonus payable only when profits for the year meet specified target levels; and

     (2) Long-term compensation, consisting primarily of stock options, deferred compensation and other long-term incentive awards. The value of these awards are directly related to an increase in the value of a share of the Company's Common Stock.

Annual Compensation

     At least once each year the Committee will review the Company's executive compensation program. The Committee will predetermine for each executive officer a base salary and an incentive bonus formula. The annual base salary of each executive is determined by a number of factors, including position in the Company, the executive's duties and responsibilities, the executive's past and expected future financial and other performance, the executive's leadership ability, initiative, development of a team spirit, adaptability in a rapidly changing competitive environment, strategic decisions, relative position in the salary structure of the Company and information relating to compensation paid to other executive officers in similar positions. The Committee expects a recommendation from the Company's Chief Executive Officer but will exercise its own judgment and make its own determination. A competitive base salary is consistent with the Company's long-term business objectives of attracting and retaining highly qualified, competent executives.

     The incentive bonus is particularly aligned with the interests of the Company's stockholders. The incentive bonus paid to executives in fiscal 1997, including the Company's Chief Executive Officer, was based upon the achievement of predetermined goals. The formula was based upon a percentage of base salary in relation to the Company's financial performance for the year. The maximum incentive bonus is limited to a percentage of base salary.

     At the start of fiscal 1997, the Company was a wholly owned subsidiary of Trinity. During the course of the year, the Company became independent of Trinity. Increased responsibilities and additional tasks were assigned to some of the Company's executives as a consequence of the Company's initial public offering and the subsequent separation from Trinity. Some executives suffered a forfeiture of stock options to acquire Trinity's stock. The Board of Directors, therefore, decided to pay a one-time cash bonus for the fiscal year to certain executives and key personnel in appreciation and recognition of their contributions and sacrifices.

Long-Term Compensation

     Prior to the pubic offering, the Company adopted, with the approval of Trinity as its sole stockholder, the 1996 Plan. The 1996 Plan permits the Committee to make the following types of awards: (1) stock options, including incentive stock options; (2) stock appreciation rights, in tandem with stock options or freestanding, (3) restricted stock; (4) performance awards; (5) dividend equivalent rights, in tandem with other awards or freestanding; and (6) other awards based on, payable in, or otherwise related to the Common Stock of the Company. Stock options were awarded but the Committee did not make any other type of award in fiscal 1997.

     Immediately prior to the public offering, certain employees were granted options to purchase a total of 240,000 shares of Common Stock of the Company at the initial public offering price of $11.00 per share. The number of shares for which options were granted to the Chairman, President and Chief Executive Officer of the Company and the next four most highly compensated executives in fiscal 1997 are set forth in the "Option Grants in the Last Fiscal Year Table" contained in this proxy statement. Those options vest at the rate of twenty percent (20%) per year, with the first twenty percent (20%) vesting on September 26, 1997. If the optionee's employment is terminated for any reason other than death, retirement or disability, then he will not be able to exercise the option on that number of shares for which the option has not vested, unless prior to any such termination there has been a Change in Control (as defined in the 1996
Plan) of the Company. In other words, the employee must remain in the employment of the Company until September 26, 2001 in order to exercise his option on the total number of shares covered by the option. If the value of a share of Common Stock of the Company has significantly increased in value, the awardee of a stock option may be reluctant to voluntarily make a career change before the option becomes fully vested. At the same time, the awardee will have a financial incentive to increase the value of the Company's Common Stock.

     The Committee considers stock options to be an important part of the Company's long-term incentive program. The employees who are awarded stock options gain only when the Company's stockholders gain -- when the value of a share of Common Stock increases. The Committee believes that stock options come closer to aligning stockholder and executive interests than almost any other type of long-term incentive compensation that the Committee can award at this time.

     For information concerning certain option grants since the close of the 1997 fiscal year, see "Item 2 - Approval of Amended and Restated 1996 Stock Option and Incentive Plan" contained in this proxy statement.

1997 Compensation of Chief Executive Officer

     Total compensation (consisting of base salary, annual incentive bonus, special bonus and stock option) for fiscal 1997 of Mr. John Dane, III, the Chairman, President and Chief Executive Officer of the Company, was based upon the same factors that were taken into account in determining the total compensation of other executives. A significant factor that was taken into account by the Committee in evaluating Mr. Dane's performance, however, was his outstanding contributions and dedication to the Company and its stockholders in fiscal 1997.

     Mr. Dane's total compensation reflects the positive evaluation of his effective leadership of the Company during the past year and his significant strategic accomplishments. Mr. Dane led the Company in its initial public offering of the Company's Common Stock, in arranging for a significant credit facility that is separate and apart from Trinity and in the separation of the Company from Trinity. He formulated a strategy to increase the markets of the Company and to propel it into a new area of business by successfully negotiating a contract that closed on April 4, 1997 for the purchase of fifty-one percent (51%) of the stock of Texas Drydock, Inc. and options to purchase the other forty-nine percent (49%). Under his guidance the Company's contract revenue earned in fiscal 1997 increased by sixty percent (60%) to $406,797,000 and the Company's net income by twenty-eight percent (28%) to $16,116,000.

     Mr. Dane's base salary for fiscal 1997 was $491,667 and, under the predetermined formula as a percentage of salary based upon profits of the Company for the fiscal year, he earned a bonus of $415,800. The terms of the incentive formula for Mr. Dane limit his maximum incentive bonus in any particular year to two hundred percent (200%) of base salary. For the fiscal year, the Committee awarded to him a one-time special bonus of $442,000 for his outstanding contributions and dedication to the Company and its stockholders. Mr. Dane also earned $134,947 in deferred compensation in continuation of the deferred compensation plan that Trinity had established for certain key employees. Under that plan, an amount equal to ten percent (10%) of the participant's annual base salary and incentive compensation is accrued to his deferred account on the books of the Company. The deferral bears interest at the prime rate from time to time at Texas Commerce Bank. The amount in his deferred account will be paid to him only after retirement or other termination of employment.

     Immediately prior to the Company's public offering, Mr. Dane was granted an option to purchase 100,000 shares of the Company's Common Stock at the public offering price of $11.00 per share. The option vests at the rate of twenty percent (20%) per year, with the first twenty percent (20%) vesting on September 26, 1997.

     Mr. Dane, because the Company ceased to be an affiliate of Trinity upon its distribution to its stockholders of all of its shares of the Company's Common Stock, will forfeit options on 128,836 shares of common stock of Trinity that will not vest before June 29, 1997, and if not exercised before that date, he will forfeit options on another 39,875 shares of Trinity's common stock.

Policy on Deductibility of Compensation

     Section 162(m) of the Internal Revenue Code of 1986 limits the deductibility for federal income taxes of compensation in excess of $1 million paid to a publicly held company's chief executive officer and any of the other four highest-paid executive officers, except for "performance-based" compensation. The Committee is aware of this limitation and intends to consider the effects of Section 162(m) on the Company when making compensation decisions.

K. W. Lewis, Chairman                                Angus R. Cooper, II, Member
Compensation Committee                               Burt J. Keenan, Member

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Before September 22, 1996, the Company had no Compensation Committee. All decisions concerning compensation were made by certain executive officers of Trinity Industries, Inc. and the members of its Compensation Committee. After September 22, 1996, the Company had a functioning Compensation Committee composed of Messrs. K. W. Lewis and Rick S. Rees, the only two directors who were not employees of the Company, and they made decisions with respect to the compensation of the Company's executive officers, subject to the approval of the Chairman and Chief Executive Officer of Trinity Industries, Inc. On April 2, 1997, the Company named new members to the Compensation Committee.

PERFORMANCE GRAPH

     The following graph shows a comparison of cumulative return (assuming reinvestment of any dividends) for the Company, the S&P Small Cap 600 Index and a peer group composed of Avondale Industries, Inc., Global Industries Ltd., McDermott Incorporated and Varco International, Inc. Since there is no widely recognized standard industry group comprising the Company and peer companies, the peer group is composed of companies which have one or more products that compete with products of the Company and are believed by the Company to be companies that analysts frequently use to compare with an investment in the Company. The information contained in this table was compiled by Research Data Group.

                COMPARISON OF 6 MONTH CUMULATIVE TOTAL RETURN*
         AMONG HALTER MARINE GROUP, INC., THE S & P SMALLCAP 600 INDEX
                               AND A PEER GROUP

                                HALTER                        S&P
                                MARINE          PEER        SMALLCAP
    MEASUREMENT PERIOD        GROUP, INC.       GROUP         600
    ------------------        -----------       -----       --------

        9/27/96                $ 100.00       $ 100.00      $ 100.00
           9/96                $ 107.00       $ 104.00      $  99.00
          10/96                $ 122.00       $ 104.00      $ 100.00
          11/96                $ 134.00       $ 109.00      $ 101.00
          12/96                $ 125.00       $ 110.00      $ 100.00
           1/97                $ 148.00       $ 112.00      $ 110.00
           2/97                $ 149.00       $ 110.00      $ 100.00
           3/97                $ 144.00       $ 104.00      $ 107.00

* $100 INVESTED ON 9/27/96 IN STOCK OR INDEX-INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING MARCH 31.

ITEM 2 - APPROVAL OF AMENDED AND RESTATED 1996 STOCK OPTION AND INCENTIVE PLAN

     The Board of Directors has adopted and recommends that the stockholders approve the Halter Marine Group, Inc. Amended and Restated 1996 Stock Option and Incentive Plan, a copy of which is attached to this Proxy Statement as Exhibit
A. The following proposal will be offered by the Board of Directors:

     RESOLVED, that the stockholders of the Company hereby approve the Halter Marine Group, Inc. Amended and Restated 1996 Stock Option and Incentive Plan as set forth in Exhibit A to this Proxy Statement.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

     The Halter Marine Group, Inc. 1996 Stock Option and Incentive Plan ("1996 Plan"), as previously adopted and approved by Trinity Industries, Inc. ("Trinity") as the Company's sole stockholder on September 23, 1996, is being amended in the following particulars: (1) to increase the number of shares available under the 1996 Plan by 1,000,000 shares to 2,400,000 shares; (2) to limit the maximum number of shares that can be granted for stock options or stock appreciation rights to any eligible person in any fiscal year of the Company to 1,000,000 shares and to provide, in the case of a stock option, the exercise price per share shall be not less than the fair market value of a share of the Company's Common Stock on the date of grant or, in the case of a stock appreciation right, the value of the award shall be based solely upon an increase in the fair market value of the Company's Common Stock after the date of the grant, and (3) to provide that if the terms of a non-qualified stock option prohibit its exercise before the expiration of a specified period of time and if the optionee ceases to be an officer, director or employee of the Company for any reason other than discharge for cause, then the vested portion of the option will not terminate until three months after the expiration of the period during which the exercise of the option is prohibited.

EXPLANATION OF THE AMENDMENTS

     The 1996 Plan provides that the maximum number of shares that may be awarded under the plan is 1,400,000 shares. One of the amendments to the 1996 Plan adds an additional 1,000,000 shares to the number of shares available under the 1996 Plan.

     Immediately prior to and contingent upon the Company's initial public offering of shares of its Common Stock, the Committee awarded stock options on 240,000 shares at an exercise price that would be the initial public offering price for a share of Common Stock of the Company. The number of shares so awarded Mr. Dane and the next four most highly compensated executive officers of the Company is set forth in the Option Grants in the Last Fiscal Year Table contained in this proxy statement. In addition, Messrs. K. W. Lewis and Rick S. Rees, the only directors at that time who were neither officers of the Company nor of Trinity were each granted an option to purchase 5,000 shares at the initial public offering price.

     The Company's employees were informed by the Prospectus relating to the Company's initial public offering that the Company expected to assume the stock options that had been previously granted to the Company's employees by Trinity on its common stock. The Company was later advised that, however, in connection with the private letter ruling issued to Trinity that no gain or loss would be recognized on its distribution to its stockholders of the Company's Common Stock, the Internal Revenue Service ("IRS") took the position that the Company's conversion of those stock options would be deemed to be exercised for the purpose of determining the number of outstanding shares of the Company and, therefore, that Trinity would not have the required 80% control of the Company immediately before the distribution required for a tax-free spin-off under
Section 355 of the Internal Revenue Code. The Company has agreed that it will not take any action which reasonably could be expected to jeopardize the separation from Trinity as a tax-free transaction. See "Certain Relationships and Related Transactions -- With Trinity Industries, Inc." elsewhere in this proxy statement. Therefore, the Company did not grant, and does not intend to grant, stock options to its employees in conversion of the options that had been previously granted to the Company's employees by Trinity to purchase shares of Trinity's stock.

     In April, 1997, the Committee granted options on 1,076,000 shares of the Company's Common Stock. The options on 1,043,000 shares have an exercise price of $15.50 per share and the option on 33,000 shares has an exercise price of $18.625 per share (the fair market value of a share of the Company's Common Stock on the dates of the respective grants). The options vest at the rate of 20% per year but are not exercisable before the expiration of five (5) years from the date of the grant and are subject to receipt of a favorable ruling from the IRS that the grant of the options do not adversely affect the tax-free distribution by Trinity to its stockholders of the Company's Common Stock. The Company has received written opinions from a firm of independent public accountants and a law firm in Washington, D.C. that the grant of stock options by the Company, subject to the receipt of a favorable tax ruling, would not adversely affect the tax-free nature of the distribution by Trinity to its stockholders of its shares of the Company's Common Stock. The Company is in the process of applying to the IRS for a private letter ruling. If the Company is unable to obtain a favorable private letter ruling from the IRS, the options will not be effective.

     Of the options on 1,076,000 shares granted in April, 1997, Mr. Dane received options on 500,000 shares, Mr. Rees on 250,000 shares, Mr. Almerico on 25,000 shares, Mr. Mizell on 25,000 shares, Mr. Raj on 25,000 shares and Mr. Bourgeois on 25,000 shares. All executive officers as a group, including those named above, received options on 918,000 shares. Messrs. Cooper, Keenan and Mortimer, the three new directors, were each granted options on 5,000 shares. Non-executive officer employees as a group were granted options on 143,000 shares.

     The Company has been advised that since the grant is subject to receipt of a favorable letter ruling from the IRS, under generally accepted accounting principles, the Company will recognize compensation expense measured by the difference between the exercise price and the fair market value on a share of the Company's Common Stock on the date that the IRS issues a favorable ruling. It is not possible at this time to determine the fair market value of the Company's Common Stock when, if ever, that the IRS issues a favorable ruling. Assuming that the value of a share of the Company's stock at that time is $23.50 per share (the closing price on the American Stock Exchange on May 30, 1997), the Company will incur compensation expense of approximately $5,000,000 net of taxes. At this time the Company has not determined within the appropriate accounting standards which accounting period(s) will be charged with the amount of the compensation expense when and if the amount of compensation expense becomes finally determinable.

     At April 30, 1997, the 1996 Plan had 74,000 shares available for future grants, assuming the options on the 1,076,000 shares become effective. One of the amendments to the 1996 Plan will increase the number of shares available for future awards by 1,000,000 shares.

     Another of the amendments to the 1996 Plan limits the maximum number of shares that can be granted for stock options or stock appreciation rights to any eligible person in any fiscal year of the Company to 1,000,000 shares and provides, in the case of a stock option, that the exercise price per share shall be not less than the fair market value of a share of the Company's Common Stock on the date of grant or, in the case of a stock appreciation right, the value of the award shall be based solely upon an increase in the fair market value of the Company's Common Stock after the date of the grant. This amendment is to bring the 1996 Plan into compliance with Section 162(m) of the Internal Revenue Code that might otherwise limit the Company's ability to deduct the compensation expense resulting from stock option exercises by certain executives for federal income tax purposes. Treasury Regulations Section 1.162-27 requires that the plan under which stock options or stock appreciation rights are granted must state that the maximum number of shares with respect to which options or shares may be granted during a specified period to any employee and, under the terms of the option or right, the amount of compensation that the employee can receive must be based solely upon an increase in the value of the stock after the date of the grant or award.

     All individual awards that have been made to date have been significantly less than the maximum number of shares which may be awarded under the proposed amendment to the 1996 Plan. Further, the exercise price of all stock options awarded by the Committee is the fair market value of the shares at the time of the grant. It is expected that the Compensation Committee will use its discretion to make future awards that are significantly less than the maximum number of shares that may be awarded under the 1996 Plan as a result of this amendment. The maximum award was set high because the Treasury Regulations under Section 162(m) only allow "negative discretion". If the Amended and Restated 1996 Plan is not approved, the 1996 Plan will continue in effect in its present form. The Board of Directors has made no determination as to what action, if any, will be taken with respect to this matter if the Amended and Restated 1996 Plan is not approved by stockholders.

     In respect to the other amendment, the 1996 Plan provides that all rights to exercise a stock option terminate immediately if an optionee is discharged for cause, after ten (10) days in the event of an optionee's resignation, after three (3) months in the case of an optionee's disability, after twelve (12) months in the case of an optionee's death, and after three (3) years in case of the optionee's retirement. The amendment provides, in essence, that when the terms of a non-qualified stock option prohibit its exercise before the expiration of a specified period of time and the optionee ceases to be an officer, director or employee of the Company for any reason other than discharge for cause, then the vested portion of the option will not terminate until three months after the expiration of the period during which the exercise of the option is prohibited. The purpose of this amendment is to avoid an early termination of any option granted on April 10, 1997 in the event of the optionee's untimely death, disability or termination of employment (except for cause) before the vested portion of the option can be exercised.

SUMMARY OF 1996 PLAN

     The 1996 Plan permits the grant of any or all of the following types of awards: (1) stock options, including incentive stock options; (2) stock appreciation rights, in tandem with stock options or freestanding; (3) restricted stock; (4) performance awards; (5) dividend equivalent rights, in tandem with other awards or freestanding; and (6) other awards based on, payable in, or otherwise related to Common Stock of the Company. The 1996 Plan may be terminated by the Board of Directors at any time.

     The 1996 Plan, as amended, will provide that the maximum number of shares of Common Stock with respect to which awards may be granted pursuant to the 1996 Plan is 2,400,000 shares. As awards under the 1996 Plan expire, terminate or are surrendered unexercised, the shares underlying such awards and options are available for further awards under the 1996 Plan. Under the proposed amendment, the maximum number of shares for which stock options and stock appreciation rights can be awarded to any eligible person in any fiscal year will be 1,000,000 shares of Common Stock of the Company.

     The 1996 Plan is administered by the Committee. The Committee currently consists of three outside directors, none of whom receive remuneration from the Company or its affiliates in any capacity other than as a director. The Plan requires that the committee named by the Board of Directors to administer the 1996 Plan must consist of not less than two (2) members of the Board of Directors.

     The Committee determines the persons to whom awards are granted, the type of award, and, if applicable, the number of shares to be covered by the award. The persons eligible to receive awards is limited to employees who are either directors or officers of the Company or one of its affiliates or who are in managerial or other key positions in the Company or one of its affiliates. In making the determination as to persons to whom awards are granted, the Committee considers the position and responsibilities of the person, his or her importance to the Company and its affiliates, the duties of such person, his or her past, present and potential contributions to the growth and success of the Company and its affiliates, and such other factors as the Committee deems relevant in connection with accomplishing the purposes of the 1996 Plan.

     Stock Options. The Committee may grant either an incentive stock option (as that term is used in Section 422 of the Internal Revenue Code of 1986) or any other stock option. In the case of an incentive stock option, the option exercise price must be not less than one hundred percent (100%) of the last reported sales price of the Company's Common Stock on the American Stock Exchange on the date of grant and, in case of any employee owning more than ten percent (10%) of the total outstanding Common Stock, the option price of an incentive stock option must be at least one hundred ten percent (110%) of the last reported sales price. If the proposed amendment is approved by stockholders, no stock option granted on or after July 15, 1997 will have an exercise price that is less than one hundred percent (100%) of the last reported sale price of the Company's Common Stock on the American Stock Exchange on the date of grant. Recipients of stock options may pay the option exercise price in cash or by delivering to the Company shares of the Company's Common Stock already owned by the optionee having a fair market value equal to the aggregate option exercise price.

     If an optionee delivers shares of Common Stock of the Company already owned by the optionee in full or partial payment of the exercise price for any stock option granted under the 1996 Plan, the Committee may authorize the automatic grant of a new option (a "Reload Option") for the same number of shares as the number of shares of Common Stock surrendered in full or partial payment of the option exercise price of the underlying stock option being exercised. The option exercise price of the Reload Option will be the last reported sale price of the Company's Common Stock on the American Stock Exchange on the date of the exercise of the underlying stock option. A Reload Option cannot be exercised earlier than six (6) months from the date of its grant nor later than the time when the underlying option exercised by the surrender of the already owned shares could have been last exercised. The Committee may impose additional terms, conditions and restrictions on any Reload Option and the shares acquired upon the exercise of the Reload Option. Stock options will be exercisable as set forth in the option agreements pursuant to which they are issued, but in no event are incentive stock options exercisable after the expiration of ten (10) years from the date of grant (or, in the case of an employee owning more than ten percent (10%) of the total outstanding Common Stock, five (5) years from the date of grant). Regardless of any vesting schedule contained in an option agreement, the 1996 Plan provides for the acceleration of the vesting of stock options in certain events, including the optionee's death, disability or retirement, or a dissolution or liquidation, reorganization or the acquisition of fifty percent (50%) or more of the outstanding Shares of the Company. All rights to exercise a stock option terminate immediately if an optionee is discharged for cause, after ten (10) days in the event of an optionee's resignation, after three (3) months in the case of an optionee's disability, after twelve (12) months in the case of an optionee's death, and after three (3) years in case of the optionee's retirement. One of the amendments made by the Amended and Restated 1996 Plan that will be presented for approval by the stockholders at this annual meeting provides that if the terms of a non-qualified option prohibit its exercise before the expiration of a specified period of time and if the optionee ceases to be an officer, director or employee for any reason other than discharge for cause, then the vested portion of the option will not terminate until three months after the expiration of the period during which the exercise of the option is prohibited. Options are not transferrable other than by will or the laws of descent and distribution.

     The Company is of the opinion that a person receiving a stock option will not realize any compensation income under the Internal Revenue Code upon the grant of the option. However, he or she will realize compensation income at the time of exercise (except for options which are incentive stock options or where restricted stock is acquired upon the exercise of the option) in the amount of the difference between the option exercise price and the fair market value on the date of exercise. The Company is also of the opinion that for its federal income tax purposes, the Company will be entitled to a deduction equal to the amount of compensation income realized by optionee at the time of exercise. In the case of incentive stock options, although no compensation income is realized upon exercise, the excess of the fair market value on the date of exercise over the option price is included in alternative minimum taxable income for alternative minimum tax purposes.

     Stock Appreciation Rights.  A stock appreciation right may be granted in
conjunction with or independent of a stock option.   A stock appreciation right
is the right to receive an amount equal to the excess of the fair market value of a share of the Company's Common Stock on the date of exercise over the exercise price, i.e., the fair market value of a share of Common Stock on the date of grant (or other value specified in the agreement granting the stock appreciation right, but not less than fair market value). A stock appreciation right granted in tandem with a stock option will require the holder, upon exercise, to surrender the related stock option, or a portion thereof, with respect to the number of shares as to which such stock appreciation right is exercised. If the proposed amendment is approved by stockholders, no stock appreciation right will have an exercise price that is less than one hundred percent (100%) of the last reported sale price of the Company's Common Stock on the American Stock Exchange on the date of the grant.

     A stock appreciation right granted independent of a stock option will be exercisable as determined by the Committee. An independent stock appreciation right will entitle the holder, upon exercise, to receive payment as described above either in cash or in shares of Common Stock of the Company, or a combination thereof, as specified in the grant of the stock appreciation right. The Committee may limit the amount payable upon exercise of any stock appreciation right. Any such limitation will be specified in the grant.

     In the case of a stock appreciation right granted either independent of or in conjunction with a stock option, the Company is of the opinion that the person to whom the stock appreciation right is granted will not realize any compensation income at the time of the grant. However, the cash, or in case of shares delivered pursuant to the exercise of any such stock appreciation right, the fair market value of the shares, will be treated as compensation income of the grantee at the time of exercise, and the Company will be entitled to a federal income tax deduction in the amount of the compensation income realized by the grantee of the stock appreciation right at the time of exercise.

     Restricted Stock. An award of restricted stock may be granted under the 1996 Plan, either at no cost to the recipient or for such cost as may be required by law or otherwise as determined by the Committee. The terms and conditions of the restricted stock will be specified at the time of the grant. Restricted stock may not be disposed of by the recipient until the restrictions specified in the award expire. The Committee will determine at the time of the award what rights, if any, the person to whom an award of restricted stock is made will have with respect to restricted stock during the restriction period, including the right to vote the shares and the right to receive any dividends or other distributions applicable to the shares.

     In the case of restricted stock, the Company is of the opinion that the recipient will realize compensation income in an amount equal to the fair market value of such stock less any amount paid for such stock at a time when the employee's rights with respect to such stock are no longer subject to a substantial risk of forfeiture. However, the recipient may make a special election provided in the Internal Revenue Code to be taxed at the time of the receipt of the award (as if the restrictions did not exist) but he or she will not be allowed any deduction if the restricted stock is later forfeited. Dividends, if any, paid to the holder of the restricted stock award during the restriction period will be taxable as compensation income (or as dividend income if the election referred to in the preceding sentence has been made). The Company is also of the opinion that, subject to the limitations of Internal Revenue Code Section 162(m), it will be entitled to a federal income deduction at the time and equal to the amount that compensation income is realized by the recipient of the restricted stock.

     Performance Awards. A performance award may be granted under the 1996 Plan, either at no cost to the recipient or for such cost as may be required by law or as otherwise determined by the Committee. Performance awards may take the form of performance shares, or of performance units or rights valued by reference to the value of Common Stock of the Company or by reference to some other formula or method. Any performance award may require attainment of performance criteria within a specified period in order for the award to be earned. Performance awards, when and if payable, may be paid in cash, stock, other consideration, or a combination thereof. If the Committee determines, in its sole discretion, that the established performance measures or objectives are no longer suitable to Company objectives because of a change in the Company's business, operations, corporate structure, or for other reasons that the Committee deems satisfactory, the Committee may modify the performance measures or objectives and/or the performance period.

     The Company is of the opinion that the recipient of a performance award will realize compensation income when the recipient's rights with respect to such award are no longer subject to a substantial risk of forfeiture in an amount equal to the excess of the fair market value of such award at that time over the amount, if any, paid for such award, unless the recipient makes a special election provided in the Internal Revenue Code. The Company is also of the opinion that, subject to the limitations of Internal Revenue Code Section 162(m), it will be entitled to a federal income tax deduction at the time and equal to the amount that compensation income is realized by the recipient of the performance award.

     Dividend Equivalent Rights and Interest Equivalents. A dividend equivalent right gives the recipient the right to receive credits for dividends that would be paid if the recipient held a specified number of shares of Common Stock of the Company. A dividend equivalent right may be granted as a component of another award or as a freestanding award. Dividend equivalents credited to the holder of a dividend equivalent right may be paid currently or be deemed to be reinvested in additional shares (which may thereafter accrue additional dividend equivalents) at fair market value at the time of deemed reinvestment. Dividend equivalent rights may be settled in cash, shares, or a combination thereof, in a single payment or in installments, as specified in the award.

     In the case of a dividend equivalent right, the Company is of the opinion that the recipient of the dividend equivalent right will realize compensation income in an amount equal to the cash or fair market value of the shares as and when the same becomes payable to the recipient. The Company is also of the opinion that, subject to the limitations of Internal Revenue Code Section 162(m), it will be entitled to a federal income tax deduction at the time and equal to the amount that compensation income is realized by the recipient.

     Other Awards. Other forms of award based upon, payable in, or otherwise related in whole or in part to Common Stock of the Company may be granted under the 1996 Plan if the Committee determines that such awards are consistent with the purposes and restrictions of the 1996 Plan. The terms and conditions of such awards shall be specified by the grant. Such awards shall be granted for no cash consideration, for such minimum consideration as may be required by applicable law, or for such other consideration as may be specified by the Committee. The federal income tax consequences of such other awards will depend upon the form that such awards may take.

     Adjustments upon Changes in Capitalization. The number of shares subject to an award will be adjusted for any subdivision or consolidation of shares of Common Stock of the Company or upon stock dividends payable in stock of the Company or in case of any change from par value stock to stock of a different par value or without par value or, in the discretion of the Board of Directors, any distribution by the Company of shares of stock of another corporation.

     Amendments. All provisions of the 1996 Plan (including any award under the plan) may at any time or from time to time be modified or amended by the Board of Directors. However, no outstanding award may be adversely modified, impaired or canceled without the consent of the holder thereof, and the 1996 Plan cannot be amended, without stockholder approval, to increase the maximum number of shares subject to the 1996 Plan, or to materially modify the requirements as to eligibility for participation in the 1996 Plan or materially increase the benefits accruing to persons eligible to participate in the 1996 Plan, or if stockholder approval is necessary in order to comply with Rule 16b-3 under the Securities Exchange Act of 1934 or to comply with any other applicable law, regulation, or listing requirement or to qualify for an exemption or characterization deemed desirable by the Company's Board of Directors.

     Termination. The 1996 Plan will terminate only by resolution of the Board of Directors. However, no incentive stock option may be granted under the 1996 Plan after September 22, 2006.

                     COMPLIANCE WITH SECTION 16(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who own more than ten percent (10%) of the Company's Common Stock to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). These reports are also filed with the American Stock Exchange and a copy of each report is required to be furnished to the Company.

     Additionally, SEC regulations require that the Company identify any individuals for whom one of the referenced reports was not filed on a timely basis during the most recent fiscal year. To the Company's knowledge, based solely on review of reports furnished to it and written representations that no other reports were required during and with respect to the fiscal year ended March 31, 1997, each individual who was required to file such reports during the fiscal year complied with the applicable filing requirements.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

WITH TRINITY INDUSTRIES, INC.

     Prior to September 26, 1997, the date of the Company's initial public offering, and while the Company was a wholly owned subsidiary of Trinity Industries, Inc. ("Trinity"), the Company and Trinity entered into various agreements for the purpose of establishing the terms governing their on-going arrangements and relationships after the offering. These agreements included the Separation Agreement, the Tax Allocation Agreement, the Trademark License Agreement and an Indemnity and Security Agreement (collectively, the "Separation and Related Agreements"). The terms of such agreements were negotiated between affiliated parties, do not reflect arms'-length dealings and may not be as favorable to the Company as terms that would be available in similar agreements from unrelated third parties. This summary of the terms and provisions of such agreements does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements.

Separation Agreement

     Releases. The Separation Agreement provides for a full and complete release and discharge as of the date of consummation of the offering of all liabilities and obligations existing or arising from all acts and events occurring or failing to occur or alleged to have occurred or to have failed to occur and all conditions existing or alleged to have existed among the Company and its subsidiaries and Trinity and its subsidiaries, except for liabilities and obligations in respect of federal, state and local taxes. The Separation Agreement also contained certain procedures with respect to third-party claims for which indemnification is available and related matters.

     Protection of Tax-Free Status of Separation. The Separation Agreement contains covenants on the part of the Company to protect the tax-free distribution of the Company's stock by Trinity. The Company agrees that it will not take any action which reasonably could be expected to prevent the separation from Trinity from qualifying as a tax-free transaction pursuant to Section 355 of the Code or which could otherwise be reasonably expected to jeopardize the separation as a tax-free transaction. The Company has agreed to indemnify Trinity and its affiliates from and against all liabilities and obligations relating to, arising out of or resulting from the breach of any of the provisions of the Separation Agreement intended to protect the tax-free status of the separation.

     Non-Competition Covenants. The Separation Agreement provides that, for a period of four years after the consummation of the offering, Trinity will not engage in (a) the construction, repair and conversion of ocean-going and inland vessels (other than inland hopper barges and inland tank barges and the construction of accessories for such barges) or (b) the production of any component of or accessory to any ocean-going or inland vessel being constructed by the Company, except Trinity is not prohibited from engaging in (i) the construction, conversion or repair of deck barges (whether ocean-going or inland) or (ii) the production of any component of or accessory to any ocean-going or inland vessels. The Separation Agreement also provides that, for a period of four years after the consummation of the offering, the Company will not engage in any other businesses in which Trinity was engaged prior to the separation. In the event that the Company fails to comply with its covenants relating to non-competition, then Trinity may, in addition to any other remedies, terminate all or any portion of the rights granted to the Company under the Trademark License Agreement.

     Auditors. The Separation Agreement provides that for a period of three years following the date of the offering, the Company will not voluntarily cease to retain Ernst & Young LLP as its auditing firm with respect to its financial statements, except in certain limited circumstances.

     Fees and Expenses. The Company agreed to pay all third party costs, fees and expenses relating to the offering, all of the reimbursable expenses of the Underwriters pursuant to the Underwriting Agreement, all of the costs of producing, printing, mailing and otherwise distributing a Prospectus, as well as all Underwriters' discounts and commissions as provided in the Underwriting Agreement. Trinity agreed to pay all other third party fees, costs and expenses paid or incurred in connection with the separation.

Tax Sharing and Tax Benefit Reimbursement Agreement

     The Tax Allocation Agreement (i) provides for the termination all existing tax sharing or allocation arrangements between the Company and Trinity, (ii) specifies the manner in which certain federal, state and local income tax liabilities (including any subsequent adjustments to such federal, state and local income tax liabilities) of the consolidated group of which Trinity is the common parent (the "Trinity Tax Group") will be allocated for the final year (the "Final Year") in which the Company is a member of the Trinity Tax Group and for any prior tax year and (iii) specifies the manner in which audits or administrative or judicial proceedings relating to federal income taxes and certain state taxes of the Trinity Tax Group will be controlled. In general, the Company's share of the federal income tax liabilities, and in some cases state and local tax liabilities, will be computed as if the Company and its subsidiaries filed a separate consolidated income tax return. Under the Tax Allocation Agreement, Trinity will generally control any audit or administrative or judicial proceeding relating to taxes of the Trinity Tax Group. However, the Company will be entitled to participate in any audit or administrative or judicial proceeding relating to the Trinity Tax Group for the Final Year or any prior tax year.

Trademark License Agreement

     The Trademark License Agreement grants to the Company a long-term, limited, royalty-free license to allow the Company to use the "Trinity Yachts" trademark in connection with its yacht business.

Inland Barge Arrangements

     The Company agreed to construct 50 inland hopper barges for Trinity that were then under contract.

Performance Bond and Guarantee Arrangements

     At the time of the separation, the performance of significant portion of the Company's contracts for the construction, repair or conversion of vessels had been guaranteed by Trinity or by a surety company or other third party pursuant to a contract bid or performance bond, letter of credit or similar obligation. The Company agreed to indemnify Trinity against any liability under such obligations. For the protection of Trinity in the event that Trinity is called upon to satisfy any such obligations, Trinity is granted security interests in certain assets of the Company which relate to the contracts from which such obligations arise and will possess rights to complete performance of any such contract on behalf of the Company in the event of nonperformance by the Company.

WITH JOHN DANE, III

     John Dane III, Chairman, President and Chief Executive Officer and a director of the Company, acquired 25% of the stock of United States Marine, Inc. ("USMI") in June 1996. Mr. Dane has the option to acquire up to an additional 50% of the stock of USMI over the next five years. USMI performs services for the Company as a subcontractor with respect to the production of high speed composite vessels for the U.S. Navy. The Company paid USMI approximately $7.2 million during fiscal 1997 for subcontractor services. The Company believes that the terms on which the Company was supplied such subcontractor services by USMI were at least as favorable as those that could have been obtained by the Company in arm's-length transactions with unrelated parties. The Company expects to continue to do business with USMI in fiscal 1998, the total dollar volume of which cannot be estimated at this time. During fiscal 1997, the Company also paid $51,600 in aggregate rentals to entities owned fifty percent (50%) by Mr. Dane and $14,200 in aggregate rentals to Mr. Dane for the lease of certain real and personal properties used by the Company in connection with its business.

WITH RICK S. REES

     Rick S. Rees, who became a director of the Company in September 1996 and is now the Company's Executive Vice President, was an owner of stock in, Maritime Holdings, Inc. ("MHI") and was its President. MHI owned eighty percent (80%) of the outstanding capital stock of Texas Drydock, Inc. ("TDI"). In the past, TDI had contracted with Trinity for the construction by Trinity of six drilling barges, for which Trinity was paid $12.7 million. The Company leased to TDI a floating crane for which TDI paid lease payments to Trinity and, after September 26, 1997, to the Company, total rentals of $238,167 during fiscal 1997. Conversely, TDI leased to the Company, with option to purchase, a travel lift for which the Company paid to TDI $80,000 during fiscal 1997. The leases were based upon arms-length negotiations at the time of the lease. In addition, the Company during fiscal 1997 purchased products in the aggregate amount of $190,284 from Southeastern Pump and Compressor, Inc., an industrial distribution company, in which Mr. Rees owns an 18.6% interest.

     On February 14, 1997, the Company contracted for the purchase of fifty-one percent (51%) of the outstanding capital stock of MHI and fifty-one percent (51%) of the other twenty percent (20%) of the capital stock of TDI that was not owned by MHI and obtained options to acquire the other forty-nine percent (49%). The closing of the contract took place on April 4, 1997, at which time the Company paid to Mr. Rees $2,814,621. On May 16, 1997 the Company purchased the other forty-nine percent (49%) of the outstanding stock of MHI and the other forty-nine percent (49%) of the twenty percent (20%) of the stock of TDI. At the second closing, Mr. Rees received a note from the Company in the principal sum of $4,070,942, bearing interest at seven and one-tenth percent (7.1%) per annum, both principal and interest due January 15, 1998, and he has a 15.18% interest in the Company's $1,000,000 note delivered to the escrow agent providing for a similar interest rate and payment date.

WITH DANIEL J. MORTIMER

     During fiscal 1997, the Company paid consulting fees aggregating $18,000 to Mr. Daniel J. Mortimer and $114,000 in rentals for the lease of a crane from Gulf Coast Industries, Inc. that is fifty percent (50%) owned by Mr. Mortimer. At no time during fiscal 1997 was Mr. Mortimer an officer or director of the Company, having been appointed a director on April 1, 1997. He is one of the nominees for reelection at this annual meeting. The Company expects to continue to employ Mr. Mortimer as a consultant and to lease the crane in fiscal 1998.

WITH INDEPENDENT AUDITORS

     Ernst & Young LLP, independent auditors, or a predecessor of that firm, were the auditors of Trinity Industries, Inc. for many years and are the independent auditors of the accounts of the Company for its fiscal year ended March 31, 1997. It is anticipated that representatives of Ernst & Young LLP will be present at the 1997 Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions raised at the 1997 Annual Meeting or submitted to them in writing before the 1997 Annual Meeting.

     Ernst & Young LLP has informed the Company that it does not have any direct financial interest in the Company and that it has not had any direct connection with the Company in the capacity of promoter, underwriter, director, officer or employee.

     The Separation Agreement with Trinity Industries, Inc. provides that for a period of three years following this Company's initial public offering on September 26, 1996, the Company will not cease to retain Ernst & Young LLP as its auditing firm

                                 OTHER MATTERS

     Management of the Company is not aware of other matters to be presented for action at the 1997 Annual Meeting; however, if other matters are presented for action, it is the intention of the persons named in the accompanying form of proxy to vote in accordance with their judgment on such matters.

                             STOCKHOLDER PROPOSALS

     Stockholders' proposals to be presented at the 1998 Annual Meeting of Stockholders, for inclusion in the Company's Proxy Statement and form of proxy relating to the meeting, must be received by the Company at its offices in Gulfport, Mississippi, addressed to the Secretary of the Company, not later than February 16, 1998. Upon timely receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations and provisions governing the solicitation of proxies.

     It is important that proxies be returned promptly to avoid unnecessary expense. Therefore, stockholders are urged, regardless of the number of shares owned, to date, sign and return the enclosed proxy in the enclosed business reply envelope.



                                              By Order of the Board of Directors


                                                        J. J. FRENCH, JR.
                                                            Secretary


June 16, 1997

                                                                       EXHIBIT A

                           HALTER MARINE GROUP, INC.

                             AMENDED AND RESTATED

                     1996 STOCK OPTION AND INCENTIVE PLAN


     1. Purpose of Plan. The Halter Marine Group, Inc. Amended and Restated 1996 Stock Option and Incentive Plan is intended to enable the Company to remain competitive and innovative in its ability to attract, motivate, reward and retain a strong management team of superior capability, to encourage the sense of proprietorship and to stimulate the active interest of persons who occupy key positions in the Company or its Affiliates by enabling the Company to make awards that recognize the creation of value for the stockholders of the Company and promote the Company's development, growth, performance and financial success. In furtherance of that purpose, eligible persons may receive stock options, stock appreciation rights, restricted stock, performance awards, dividend equivalent rights, and other awards, or any combination thereof.

     2. Definitions. Unless the context otherwise requires, the following terms when used herein shall have the meanings set forth below:

          "Affiliate" - Any corporation, partnership or other entity in which the Company, directly or indirectly, owns a fifty percent (50%) or greater interest.

          "Award" - A stock option, stock appreciation right, restricted stock, performance award, dividend equivalent right or other award under this Plan.

          "Board" - The Board of Directors of the Company, as the same may be constituted from time to time.

          "Code" - The Internal Revenue Code of 1986, as amended from time to time.

          "Committee" - The Compensation Committee or such other committee as may be designated by the Board to administer this Plan. Each member of the Committee shall be appointed by, and shall serve at the pleasure of, the Board. To the extent required by Rule 16b-3 under the Securities Exchange Act of 1934 in order for the grant of Awards to be exempt under Section 16(b) of that act, the Committee will at all times consist of at least two members of the Board who qualify as "Non-Employee Directors", as defined in Rule 16b-3(b)(3)(i). The Board may amend the Plan to modify the definition of Committee within the limits of Rule 16b-3 to assure that the Plan is administered by Non-Employee Directors.

          "Company" - Halter Marine Group, Inc., a Delaware corporation.

          "Disability" - Permanent and total inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment.

          "Dividend Equivalent Right" - The right of the holder thereof to receive credits based on the cash dividends that would have been paid on the Shares specified in the Award if the Shares were held by the eligible person to whom the Award is made.

          "Fair Market Value" - The last reported sales price per share of Shares on the American Stock Exchange or a like exchange on the date of determination or, if no sale is made on such date, on the last sale date immediately preceding the date of determination. If Shares are not listed on the American Stock Exchange or a like exchange on that date, the Fair Market Value shall be the highest reported bid price on the date of determination or, if such bid price is not available for such date, on the closest preceding date when such bid price is available.

          "Incentive Stock Option" - A stock option meeting the requirements of
     Section 422 of the Code or any successor provision.

          "Non-qualified Stock Option" - A stock option other than an incentive stock option.

          "Optionee" - A person who has been granted a stock option under this Plan and who has executed a written stock option agreement with the Company.

          "Plan" - The Plan set forth herein.

          "Performance Award" - An Award hereunder of Shares, units or rights based upon, payable in, or otherwise related to, Shares.

          "Stock Appreciation Right" - The right to receive an amount in cash or Shares equal to the excess of the Fair Market Value of a Share on the date of exercise over the Fair Market Value of a Share on the date of the grant (or other value specified in the agreement granting the Stock Appreciation Right, but not less than the Fair Market Value).

          "Retirement" - Termination of service, other than discharge for cause, after age 65 or on or before age 65 if pursuant to the terms of any retirement plan maintained by the Company or any of its Affiliates in which such person participates.

          "Reorganization" - Any merger or consolidation in which the Company is not the surviving corporation; sale of all or substantially all of the assets of the Company; or sale, pursuant to an agreement with the Company, of Shares of the Company pursuant to which another corporation, person or other entity acquires fifty percent (50%) or more of the outstanding Shares of the Company.

          "Share" - A share of the Company's Common Stock, par value $0.01 per share, and any share or shares of capital stock or other securities of the Company hereafter issued or issuable upon, in respect of or in substitution or exchange for each such share.

     3. Administration of the Plan. The Plan shall be administered by the Committee. Subject to the provisions of the Plan and directions from the Board, the Committee is authorized to:

          (a)  determine the persons to whom Awards are to be granted;

          (b) determine the type of Award to be granted, the number of Shares to be covered by the Award, the pricing of the Award, the time or times when the Award shall be granted and may be exercised, any restrictions on the exercise of the Award, and any restrictions on Shares acquired pursuant to the exercise of an Award;

          (c) provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in any Award, waive any restriction or other provisions of the Plan or in any Award, and to amend or modify any Award that is either (i) not adverse to the holder of the Award or (ii) consented to by such holder;

          (d)  conclusively interpret the Plan provisions;

          (e) prescribe, amend and rescind rules and regulations relating to the Plan or make individual decisions as questions arise, or both;

          (f) rely upon employees of the Company for such clerical and record-keeping duties as may be necessary in connection with the administration of the Plan; and

          (g) make all other determinations and take all other actions necessary or advisable for the administration of the Plan.

     All questions of interpretation and application of the Plan or pertaining to any question of fact or Award granted hereunder shall be decided by the Committee, whose decision shall be final, conclusive and binding upon the Company and each other affected party.

     4. Shares Subject to Plan. The maximum number of Shares that may be issued pursuant to Awards under this Plan shall not exceed 2,400,000, unless such maximum shall be increased or decreased by reason of changes in capitalization of the Company as hereinafter provided. The Shares issued pursuant to the Plan may be authorized but unissued Shares, or may be issued Shares which have been reacquired by the Company. The maximum number of Shares for which grants of stock options and stock appreciation rights may be made to any eligible person in any fiscal year of the Company shall not exceed 1,000,000 Shares.

     To the extent that any Award under this Plan shall be forfeited, shall expire or be canceled, in whole or in part, then the number of Shares covered by the Award or stock option so forfeited, expired or canceled may again be awarded pursuant to the provisions of this Plan. In the event that previously acquired Shares are delivered to the Company in full or partial payment of the exercise price for the exercise of a stock option granted under this Plan, the number of Shares available for future Awards under this Plan shall be reduced only by the net number of Shares issued upon the exercise of the option. Awards that may be satisfied either by the issuance of Shares or by cash or other consideration shall be counted against the maximum number of Shares that may be issued under this Plan, even though the Award is ultimately satisfied by the payment of consideration other than Shares, as, for example, a stock option granted in tandem with a Stock Appreciation Right that is settled by a cash payment of the stock appreciation. However, Awards will not reduce the number of Shares that may be issued pursuant to this Plan if the settlement of the Award will not require the issuance of Shares, as, for example, a Stock Appreciation Right that can be satisfied only by the payment of cash.

     5. Eligibility. Eligibility for participation in the Plan shall be confined to a limited number of persons who are employed by the Company, or one or more of its Affiliates, or who are directors or officers of the Company or one or more of its Affiliates, or who are in managerial or other key positions in the Company or one or more of its Affiliates. In making any determination as to persons to whom Awards shall be granted, the type of Award, and/or the number of Shares to be covered by the Award, the Committee shall consider the position and responsibilities of the person, his or her importance to the Company and its Affiliates, the duties of such person, his or her past, present and potential contributions to the growth and success of the Company and its Affiliates, and such other factors as the Committee shall deem relevant in connection with accomplishing the purpose of the Plan.

     6. Grant of Stock Options. The Committee may grant stock options to any eligible person. Each person so selected shall be offered an option to purchase the number of Shares determined by the Committee. The Committee shall specify whether such option is an Incentive Stock Option or Non-qualified Stock Option. Each such person so selected shall have a reasonable period of time within which to accept or reject the offered option. Failure to accept within the period so fixed by the Committee may be treated as a rejection. Each person who accepts an option shall enter into a written agreement with the Company, in such form as the Committee may prescribe, setting forth the terms and conditions of the option, consistent with the provisions of this Plan. The Optionee and the Company shall enter into separate option agreements for Incentive Stock Options and Non-qualified Stock Options. At any time and from time to time, the Optionee and the Company may agree to modify an option agreement in order that an Incentive Stock Option may be converted to a Non-qualified Stock Option.

          The Committee may require that an Optionee meet certain conditions before the option or a portion thereof may be exercised, as, for example, that the Optionee remain in the employ of the Company or one of its Affiliates for a stated period or periods of time before the option, or stated portions thereof, may be exercised;

provided, however, nothing in the Plan or in any option agreement shall confer upon any Optionee any right to remain in the employ of the Company or one of its Affiliates, and nothing herein shall be construed in any manner to interfere in any way with the right of the Company or its Affiliates to terminate such Optionee's employment or directorship at any time.

     7. Option Exercise Price of Stock Options. The option exercise price of the Shares covered by each stock option shall not be less than the Fair Market Value of Shares on the date of the grant of such stock options.

     8.   Limitations on Grant of Incentive Stock Options.

          (a) In no event shall any person be granted Incentive Stock Options if such person is not employed by the Company or an Affiliate or to the extent that the aggregate Fair Market Value of the Shares with respect to which the options would be exercisable for the first time by the Optionee during any calendar year under all plans of the Company, any parent of the Company or any subsidiary of the Company would be in excess of $100,000. For this purpose, the Fair Market Value of the Shares shall be determined as of the dates on which the Incentive Stock Options are granted. It is intended that the limitation on Incentive Stock Options provided in this paragraph be the maximum limitation on options which may be considered Incentive Stock Options under the Code.

          (b) Notwithstanding anything herein to the contrary, in no event shall any employee owning more than ten percent (10%) of the total combined voting power of the Company or any Affiliate corporation be granted an Incentive Stock Option hereunder unless: (1) the option exercise price shall be at least one hundred ten percent (110%) of the Fair Market Value of the Shares at the time that the option is granted and (2) the term of the option shall not exceed five (5) years.

     9. Term of Stock Options. The term of a stock option shall be for such period of months or years from the date of its grant as may be determined by the Committee; provided, however, that no Incentive Stock Option shall be exercisable later than ten (10) years from the date of its grant. Each option shall otherwise be subject to earlier termination as hereinafter provided:

          (a) If the Optionee ceases to be an officer, director, or employee of the Company or any Affiliate by reason of the fact that the Optionee is discharged for cause, as determined solely and exclusively by the Committee, all rights of the Optionee to exercise an option shall terminate, lapse, and be forfeited at the time of the Optionee's discharge for cause.

          (b) If the Optionee ceases to be an officer, director, or employee of the Company or any Affiliate by reason of the Optionee's resignation, all rights of the Optionee to exercise an option shall terminate, lapse, and be forfeited ten (10) days after the date of such resignation by the Optionee; except that in case the Optionee shall die within ten (10) days after the date of such resignation, the personal representatives, heirs, legatees, or distributees of the Optionee, as appropriate, shall have the right up to twelve (12) months from the date of such resignation to exercise any such option to the extent that the option was exercisable prior to death and had not been so exercised.

          (c) If the Optionee ceases to be an officer, director, or employee of the Company or any Affiliate by reason of the Optionee's Retirement, all rights of the Optionee to exercise an option shall terminate, lapse, and be forfeited three (3) months after the date of the Optionee's Retirement, except that in case the Optionee shall die within three (3) months after the date of Retirement, the personal representatives, heirs, legatees, or distributees of the Optionee, as appropriate, shall have the right up to twelve (12) months from the date of Retirement to exercise any such option to the extent that the option was exercisable prior to death and had not been so exercised.

          (d) If the Optionee ceases to be an officer, director, or employee of the Company or any Affiliate by reason of the Optionee's Disability, all rights of the Optionee to exercise an option shall terminate, lapse, and be forfeited three (3) months after the date that the Optionee ceased, on account of such Disability, to be an officer, director, or employee of the Company or any Affiliate; except that in case the Optionee shall die within three (3) months after the Optionee ceases to be an officer, director, or employee by reason of the Optionee's Disability, the personal representatives, heirs, legatees, or distributees of the Optionee, as appropriate, shall have the right up to twelve (12) months from such cessation of service to exercise any such option to the extent that the option was exercisable prior to death and had not been so exercised.

          (e) If the Optionee ceases to be an officer, director, or employee of the Company or any Affiliate by reason of death, the personal representatives, heirs, legatees, or distributees of the Optionee, as appropriate, shall have the right up to twelve (12) months from the termination of service to exercise any such option to the extent that the option was exercisable prior to death and had not been so exercised.

          (f) If the Optionee ceases to be an officer, director or employee of the Company or any Affiliate for any reason other than discharge for cause, resignation, Retirement, Disability, or death, all rights of the Optionee to exercise an option shall terminate, lapse and be forfeited three (3) months after the date that the Optionee ceased to be an officer, director, or employee of the Company or an Affiliate; except that in case the Optionee shall die within three (3) months thereafter, the personal representatives, heirs, legatees, or distributees of the Optionee, as appropriate, shall have the right up to twelve (12) months from such cessation of service to exercise any such option to the extent that the option was exercisable prior to death and had not been so exercised.

          (g) Despite the provisions of paragraphs (b), (c), (d), (e), and (f) of this Section, no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date of its grant.

          (h) Despite the provisions of paragraphs (b), (c), (d), (e), and (f) of this Section, if the terms of a Non-qualified Stock Option prohibit its exercise before the expiration of a specified period of time, then the vested portion, if any, of the option will not terminate until three months after the expiration of the period during which the exercise of the option is prohibited.

     10.  Vesting of Stock Options.

          (a) Each stock option granted hereunder may only be exercised to the extent that the Optionee is vested in such option. Each stock option shall vest separately in accordance with the option vesting schedule determined by the Committee, in its sole discretion, which will be incorporated in the stock option agreement. The option vesting schedule will be accelerated in the event the provisions of paragraph (b), (c), (d), or (e) of this Section apply; or, in the sole discretion of the Committee, if the Committee determines that acceleration of the option vesting schedule would be desirable for the Company.

          (b) If an Optionee ceases to be an officer, director, or employee of the Company or any Affiliate by reason of death, Disability, or Retirement, the Optionee or the personal representatives, heirs, legatees, or distributees of the Optionee, as appropriate, shall become fully vested in each stock granted to the Optionee and shall have the immediate right to exercise any such option to the extent not previously exercised.

          (c) In the event of the dissolution or liquidation of the Company, each stock option granted under the Plan shall terminate as of a date to be fixed by the Board, provided that not less than thirty (30) days written notice of the date so fixed shall be given to each Optionee and each such Optionee shall have the right during such period to exercise the option, even though such option would not otherwise be exercisable under the option vesting schedule. At the end of such period any unexercised option shall terminate and be of no further effect.

          (d)  In the event of a Reorganization:

               (1) If there is no plan or agreement respecting the Reorganization, or if such plan or agreement does not specifically provide for the change, conversion, or exchange of the Shares under outstanding and unexercised stock options for securities of another corporation, then the provisions of the above paragraph (c) of this Section shall apply as if the Company had dissolved or been liquidated on the effective date of the Reorganization; or

               (2) If there is a plan or agreement respecting the Reorganization, and if such plan or agreement specifically provides for the change, conversion, or exchange of the Shares under outstanding and unexercised stock options for securities of another corporation, then the Board shall adjust the Shares under such outstanding and unexercised stock options (and shall adjust the Shares remaining under the Plan which are then available to be awarded under the Plan, if such plan or agreement makes no specific provision therefor) in a manner not inconsistent with the provisions of such plan or agreement for the adjustment, change, conversion, or exchange of such Shares and such options.

          (e) In the event of the acquisition of fifty percent (50%) or more of the outstanding Shares of the Company as a result of any tender or exchange offer, other than one made by the Company, then the provisions of paragraph (c) of this Section shall apply as if the Company had dissolved or been liquidated on the date that the corporation, person, or other entity making the tender or exchange offer acquired fifty percent (50%) or more of the outstanding shares.

     11. Non-transferability of Stock Options. A stock option shall not be transferable otherwise than by will or the laws of descent and distribution, and a stock option may be exercised, during the lifetime of the Optionee, only by the Optionee. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of a stock option contrary to the provisions hereof, or the levy of any execution, attachment, or similar process upon a stock option shall be null and void and without effect.

     12.  Exercise of Stock Options.

          (a) Stock options may be exercised as to Shares only in minimum quantities and at intervals of time specified in the written option agreement between the Company and the Optionee. Each exercise of a stock option, or any part thereof, shall be evidenced by a notice in writing to the Company. The purchase price of the Shares as to which an option shall be exercised shall be paid in full at the time of exercise, and may be paid to the Company either:

               (1)  in cash (including check, bank draft, or money order); or

               (2) by the delivery of Shares already owned by the Optionee having a Fair Market Value equal to the aggregate option price; or

               (3)  by a combination of cash and Shares.

          (b) If an Optionee delivers Shares already owned by him or her in full or partial payment of the exercise price for any stock option granted under this Plan or any prior stock option plan of the Company, the Committee may authorize the automatic grant of a new option (a "Reload Option") for that number of Shares as shall equal the number of already owned Shares surrendered in payment of the option exercise price of the underlying stock option being exercised. The grant of a Reload Option will become effective upon the exercise of underlying stock option. The option exercise price of the Reload Option shall be the Fair Market Value of a Share on the effective date of the grant of the Reload Option. Each Reload Option shall be exercisable no earlier than six
(6) months from the date of its grant and no later than the time when the underlying stock option being exercised could be last exercised. The Committee may also specify additional terms, conditions and restrictions for the Reload Option and the Shares to be acquired upon the exercise thereof.

          (c) The amount, as determined by the Committee, of any federal, state, or local tax required to be withheld by the Company due to the exercise of a stock option shall be satisfied, at the election of the Optionee but subject to the consent of the Committee, either (a) by payment by the Optionee to the Company of the amount of such withholding obligation in cash (the "Cash Method"), or (b) through the retention by the Company of a number of Shares out of the Shares being acquired through the exercise of the option having a Fair Market Value equal to the amount of the withholding obligation (the "Share Retention Method"). The cash payment or the amount equal to the Fair Market Value of the Shares so withheld, as the case may be, shall be remitted by the Company to the appropriate taxing authorities. The Committee shall determine the time and manner in which an Optionee may elect to satisfy a withholding obligation by either the Cash Method or the Share Retention Method.

          (d) An Optionee shall not have any of the rights of a stockholder of the Company with respect to the Shares covered by a stock option except to the extent that one or more certificates of such Shares shall have been delivered to the Optionee, or the Optionee has been determined to be a stockholder of record by the Company's Transfer Agent, upon due exercise of the option.

     13. Date of a Stock Option Grant. The granting of a stock option shall take place only when the Committee approves the granting of such option. Neither any action taken by the Board nor anything contained in the Plan or in any resolution adopted or to be adopted by the Board or stockholders of the Company shall constitute the granting of a stock option under this Plan.

     14. Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights to any eligible person, either as a separate Award or in connection with a stock option. Stock Appreciation Rights shall be subject to such terms and conditions as the Committee shall impose. The grant of the Stock Appreciation Right may provide that the holder may be paid for the value of the Stock Appreciation Right either in cash or in Shares, or a combination thereof. In the event of the exercise of a Stock Appreciation Right payable in Shares, the holder of the Stock Appreciation Right shall receive that number of whole Shares of stock of the Company having an aggregate Fair Market Value on the date of exercise equal to the value obtained by multiplying (i) the difference between the Fair Market Value of a Share on the date of exercise over the Fair Market value on the date of the grant (or other value specified in the agreement granting the Stock Appreciation Right) by (ii) the number of Shares as to which the Stock Appreciation Right is exercised. If a Stock Appreciation Right is granted in tandem with a stock option, there shall be surrendered and canceled from the option at the time of exercise of the Stock Appreciation Right, in lieu of exercise under the option, that number of Shares as shall equal the number of Shares as to which the Stock Appreciation Right shall have been exercised. However, notwithstanding the foregoing, the Committee, in its sole discretion, may place a ceiling on the amount payable upon exercise of a Stock Appreciation Right, but any such limitation shall be specified at the time that the Stock Appreciation Right is granted.

     15.  Restricted Stock.

          (a) The Committee may grant Awards of restricted stock to any eligible person, for no cash consideration, for such minimum consideration as may be required by applicable law, or for such other consideration as may be specified by the grant. The terms and conditions of restricted stock shall be specified by the grant. The Committee, in its sole discretion, shall determine what rights, if any, the person to whom an Award of restricted stock is made shall have in the restricted stock during the restriction period and the restrictions applicable to the particular Award, including whether the holder of the restricted stock shall have the right to vote the Shares and receive all dividends and other distributions applicable to the Shares. The Committee shall determine when the restrictions shall lapse or expire and the conditions, if any, under which the restricted stock will be forfeited or sold back to the Company. Each Award of restricted stock may have different restrictions and conditions. The Committee, in its discretion, may prospectively change the restriction period and the restrictions applicable to any particular Award of restricted stock. Restricted stock may not be disposed of by the recipient until the restrictions specified in the Award expire.

          (b) Any restricted stock issued hereunder may be evidenced in such manner as the Committee, in its sole discretion, shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of restricted stock awarded hereunder, such certificate shall bear an appropriate legend with respect to the restrictions applicable to such Award. The Company may retain, at its option, the physical custody of the restricted stock during the restriction period or require that the restricted stock be placed in an escrow or trust, along with a stock power endorsed in blank, until all restrictions are removed or expire.

     16.  Performance Awards.

          (a) The Committee may grant Performance Awards to any eligible person, for no cash consideration, for such minimum consideration as may be required by applicable law, or for such other consideration as may be specified at the time of the grant. A Performance Award will be paid, vested or otherwise deliverable solely upon the attainment of one or more pre-established, objective performance goals established by the Committee prior to (i) ninety (90) days after the commencement of the period of service to which the performance goals relate and (ii) the lapse of twenty-five percent (25%) of the period of service, and in any event while the outcome is substantially uncertain. The other terms and conditions of Performance Awards shall be specified at the time of the grant and may include provisions establishing the performance period, the performance criteria to be achieved during a performance period, and the maximum or minimum settlement values. Each Performance Award shall have its own terms and conditions. If the Committee determines, in its sole discretion, that the established performance measures or objectives are no longer suitable because of a change in the Company's business, operations, corporate structure, or for other reasons that the Committee deems satisfactory, the Committee may modify the performance measures or objectives and/or the performance period.

          (b) Performance Awards may be valued by reference to the Fair Market Value of a Share or according to any formula or method deemed appropriate by the Committee, in its sole discretion, including, but not limited to, achievement of specific financial, production, sales or cost performance objectives that the Committee believes to be relevant to the Company's business and/or remaining in the employ of the Company for a specified period of time. Performance Awards may be paid in cash, Shares, or other consideration, or any combination thereof. If payable in Shares, the consideration for the issuance of the Shares may be the achievement of the performance objective established at the time of the grant of the Performance Award. Performance Awards may be payable in a single payment or in installments and may be payable at a specified date or dates or upon attaining the performance objective. The extent to which any applicable performance objective has been achieved shall be conclusively determined by the Committee.

     17.  Dividend Equivalent Rights and Interest Equivalents.

          (a) The Committee may grant a Dividend Equivalent Right to any eligible person, either as a component of another Award or as a separate Award. The terms and conditions of the Dividend Equivalent Right shall be specified by the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional Shares (which may thereafter accrue additional dividend equivalents). Any such reinvestment shall be at the Fair Market Value at the time thereof. Dividend Equivalent Rights may be settled in cash or Shares, or a combination thereof, in a single payment or in installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other Award.

          (b) Any Award under this Program that is settled in whole or in part in cash on a deferred basis may provide for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

     18. Other Awards. The Committee may grant to any eligible person other forms of Awards based upon, payable in, or otherwise related to, in whole or in part, Shares if the Committee determines that such other form of Award is consistent with the purposes and restrictions of this Program. The terms and conditions of such other form of Award shall be specified by the grant. Such Awards may be granted for no cash consideration, for such minimum consideration as may be required by applicable law, or for such other consideration as may be specified by the grant.

     19. Compliance with Securities and Other Laws. In no event shall the Company be required to sell or issue Shares under any Award if the sale or issuance thereof would constitute a violation of applicable federal or state securities law or regulation or a violation of any other law or regulation of any governmental authority or any national securities exchange. As a condition to any sale or issuance of Shares, the Company may place legends on Shares, issue stop transfer orders, and require such agreements or undertakings as the Company may deem necessary or advisable to assure compliance with any such law or regulation, including, if the Company or its counsel deems it appropriate, representations from the person to whom an Award is granted that he or she is acquiring the Shares solely for investment and not with a view to distribution and that no distribution of the Shares will be made unless registered pursuant to applicable federal and state securities laws, or in the opinion of counsel of the Company, such registration is unnecessary.

     20. Adjustments Upon Changes in Capitalization. The value of an Award in Shares shall be adjusted from time to time as follows:

          (a) Subject to any required action by stockholders, the number of Shares covered by each outstanding Award, and the exercise price, shall be proportionately adjusted for any increase of decrease in the number of issued Shares of the Company resulting from a subdivision or consolidation of Shares or the payment of a stock dividend (but only on Shares) or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company.

          (b) Subject to any required action by stockholders, if the Company shall be the surviving corporation in any merger or consolidation, each outstanding option shall pertain to and apply to the securities to which a holder of the number of Shares subject to the option would have been entitled.

          (c) In the event of a change in the Shares of the Company as presently constituted, which is limited to a change of par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Shares within the meaning of this Plan.

     To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board, whose determination shall be final, binding, and conclusive.

     Except as hereinbefore expressly provided in this Plan, any person to whom an Award is granted shall have no rights by reason of any subdivision or consolidation of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, reorganization, merger, or consolidation or spinoff of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made without respect to, the number or exercise price of Shares subject to an Award.

     The grant of an Award pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate, or sell or transfer all or any part of its business or assets.

     21. Effective Date. The Plan as amended and restated shall be effective as of the date of its approval by the stockholders.

     22. Amendment of the Plan. All provisions of the Plan (including any Award made under the Plan) may at any time or from time to time be modified or amended by the Board; provided, however, no Award at any time outstanding under the Plan may be modified, impaired, or canceled adversely to the holder of the Award without the consent of such holder, and provided, further, the Plan may not be amended without approval by the holders of a majority of the Shares of the Company represented and voting at a meeting of the stockholders (a) to increase the maximum number of Shares subject to the Plan, (b) to materially modify the requirements as to eligibility for participation in the Plan, (c) to otherwise materially increase the benefits accruing to persons to whom

Awards may be made under the Plan, or (d) if such approval is otherwise necessary, to comply with Rule 16b-3 promulgated under the Securities Exchange Act of 1934 or to comply with any other applicable law, regulation, or listing requirement, or to qualify for an exemption or characterization that is deemed desirable by the Board.

     23. Termination of Plan. The Board may terminate the Plan at any time. However, termination of the Plan shall not affect any Award previously granted hereunder and the rights of the holder of the Award shall remain in effect until the Award has been exercised in its entirety or has expired or otherwise has been terminated.

     [    ]

(1)  Election of two (2) Directors:      FOR all nominees    [ ]      WITHHOLD AUTHORITY to vote     [ ]      EXCEPTIONS    [ ]
                                         listed below                 for all nominees listed below.

NOMINEES:  John Dane, III and Daniel J. Mortimer.
(INSTRUCTIONS:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND STRIKE A LINE THROUGH THAT
NOMINEE'S NAME.)

(2)  Approval of the Amended and Restated 1996 Stock Option and       (3)  In their discretion on such other matters as may properly
     Incentive Plan                                                        come before the meeting.

FOR   [ ]      AGAINST  [ ]      ABSTAIN  [ ]
                                                                                                    CHANGE OF ADDRESS AND   [ ]
                                                                                                    OR COMMENTS MARK HERE

                                                                           PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THE PROXY.
                                                                           IF YOUR STOCK IS JOINTLY OWNED, BOTH PARTIES MUST SIGN.
                                                                           FIDUCIARIES AND REPRESENTATIVES SHOULD SO INDICATE WHEN
                                                                           SIGNING, AND WHEN MORE THAN ONE IS NAMED, A MAJORITY
                                                                           SHOULD SIGN.  IF SIGNED BY A CORPORATION, THE SEAL
                                                                           SHOULD BE AFFIXED.

                                                                         DATED: ___________________________________________________

                                                                           ________________________________________________________
                                                                                                 SIGNATURE

                                                                           --------------------------------------------------------
                                                                                                 SIGNATURE

                                                                           VOTES MUST BE INDICATED     [ ]
                                                                           (X) IN BLACK OR BLUE INK.
PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.
NO POSTAGE IS REQUIRED.

                           HALTER MARINE GROUP, INC.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                ANNUAL MEETING OF STOCKHOLDERS - JULY 15, 1997

     The undersigned hereby appoints John Dane, III, K. W. Lewis and
Rick S. Rees and each of them, with full power of substitution, attorneys, agents and proxies of the undersigned to vote as directed on the reverse side hereof the shares of stock which the undersigned would be entitled to vote, if personally present, at the Annual Meeting of Stockholders of Halter Marine Group, Inc. to be held at the Great Southern Club, One Hancock Plaza, Suite 112, Gulfport, Mississippi 39501, on Tuesday, July 15, 1997 at 10:00 a.m. Central Daylight Saving Time, and at any adjournment or adjournments thereof. If more than one of the above attorneys shall be present in person or by substitution at such meeting or at any adjournment thereof, the majority of said attorneys so present and voting, either in person or by substitution, shall exercise all of the powers hereby given. The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such shares of stock and hereby ratifies and confirms all that said attorneys, their substitutes, or any of them, may lawfully do by virtue hereof.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE NAMED NOMINEES FOR DIRECTOR AND FOR THE APPROVAL OF THE AMENDED AND RESTATED 1996 STOCK OPTION AND INCENTIVE PLAN.

(Continued and to be marked, dated and signed on reverse side)


                                                 HALTER MARINE GROUP, INC.
                                                 P.O. BOX 11369
                                                 NEW YORK, N.Y. 10203-0369